Exhibit 99.3

EXECUTION COPY

SECOND AMENDED AND RESTATED

SALE AND SERVICING AGREEMENT

by and among

BAY VIEW 2005 WAREHOUSE TRUST,

as Issuer,

BAY VIEW WAREHOUSE CORPORATION,

as Depositor

AMERICREDIT FINANCIAL SERVICES, INC.,

as Servicer and as Contributor

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Indenture Trustee and as Backup Servicer

Dated as of September 7, 2006

BAY VIEW 2005 WAREHOUSE TRUST

UP TO $450,000,000 WAREHOUSE FUNDING FACILITY

i

SALE AND SERVICING AGREEMENT

THIS SECOND AMENDED AND RESTATED SALE AND SERVICING AGREEMENT (as amended and supplemented from time to time, the “Sale and Servicing Agreement” or the “Agreement”) is made as of September 7, 2006, by and among BAY VIEW 2005 WAREHOUSE TRUST, a statutory trust established under the laws of the State of Delaware, as issuer (the “Issuer”), BAY VIEW WAREHOUSE CORPORATION, a corporation established under the laws of the State of Delaware, as depositor (the “Depositor”), AMERICREDIT FINANCIAL SERVICES, INC. (“AMERICREDIT”), a Delaware corporation, as assignee of Bay View Acceptance Corporation, as servicer (the “Servicer”) and as contributor (the “Contributor”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”) and as backup servicer (the “Backup Servicer”).

PRELIMINARY STATEMENT

WHEREAS, the Issuer, the Depositor, Bay View Acceptance Corporation, as “Servicer” and “Contributor,” the Indenture Trustee, and the Backup Servicer entered into the Amended and Restated Sale and Servicing Agreement, dated as of November 11, 2005 (as amended, supplemented or modified prior to the effectiveness hereof, the “Prior Agreement”); and

WHEREAS, pursuant to the Assignment and Assumption Agreement dated as of even date herewith (the “Assignment Agreement”), Bay View Acceptance Corporation assigned all of its rights and obligations (including, as applicable, in its individual capacity and in its capacity as “Contributor,” “Servicer” and “Custodian”) under the Prior Agreement and the other Transaction Documents to AmeriCredit; and

WHEREAS, the parties hereto wish to amend and restate the Prior Agreement to reflect the assignments made pursuant to the Assignment Agreement and to make certain other modifications; and

WHEREAS, the Indenture provides for the issuance by the Issuer of its Automobile Receivables Backed Notes, Series 2005-1 (the “Notes”) to the Noteholders; and

WHEREAS, AmeriCredit has acquired and will acquire certain motor vehicle receivables evidenced by retail installment contracts and security agreements secured by security interests in the related Financed Vehicles; and

WHEREAS, pursuant to the Contribution Agreement and each Contributor Assignment, on the Initial Closing Date, the Contributor contributed the Initial Receivables and on each Funding Date will contribute (or has contributed in the case of each Funding Date prior to the date hereof) the related Subsequent Receivables to the Depositor; and

WHEREAS, pursuant to the terms of the Indenture, on the Initial Closing Date, the Issuer pledged the Receivables and the security interests in the Financed Vehicles and the other items of the Trust Estate to the Indenture Trustee for the benefit of the Noteholders, the Agent and the Financial Institutions; and

WHEREAS, pursuant to the terms of the Custodian Agreement, the Depositor is obligated to deliver or cause to be delivered to the Custodian, the documents to be included in the Custodian File, which are to be held by the Custodian pursuant to the terms of the Custodian Agreement; and

WHEREAS, the Issuer, the Depositor, the Servicer, the Indenture Trustee and the Backup Servicer wish to enter into this Sale and Servicing Agreement and each Depositor Assignment pursuant to which the Depositor transferred on the Initial Closing Date and on each Funding Date will transfer (or has transferred in the case of each Funding Date prior to the date hereof) the Initial Receivables and the related Subsequent Receivables, respectively, to the Issuer, and the Servicer will perform the duties as described herein, including servicing and administering collections on all of the Receivables transferred to the Issuer pursuant to the terms of this Agreement and pledged to the Indenture Trustee pursuant to the terms of the Indenture, realizing upon such Receivables, and administering claims made under the Insurance Policies.

NOW THEREFORE, in consideration of the covenants and conditions contained in this Sale and Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.01. Defined Terms. Capitalized terms used but not defined in this Sale and Servicing Agreement shall have the respective meanings assigned to them in the Indenture and the Contribution Agreement unless the context otherwise requires, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. References to actions taken by AmeriCredit, individually or in its capacity as the Contributor, the Servicer or the Custodian, prior to the effectiveness of the Assignment Agreement shall mean and be references to Bay View Acceptance Corporation acting in such capacities; provided, however, each of the parties hereto acknowledges and agrees that pursuant to the Assignment Agreement, AmeriCredit has assumed all obligations and liabilities for such actions now existing or hereafter arising under the Transaction Documents. Additionally, the following terms shall have the following meanings:

“Actual Payment” means, with respect to a Collection Period and a Receivable, all payments received from or on behalf of an Obligor with respect to such Receivable, all of which amounts shall be deposited into the Local Bank Account for deposit into the Collection Account. An Actual Payment does not include Repurchase Prices.

“Assignment Agreement” has the meaning set forth in the Preliminary Statement.

“Backup Servicing Fee” means the fee payable to the Backup Servicer for services rendered as Backup Servicer, determined pursuant to the letter agreement, dated as of September 1, 2006, titled JPMorgan Chase Bank Bay View Auto Acceptance 2005-1 $450 Million Warehouse Financing Indenture Trustee, Paying Agent, Registrar Services.

“Chapter 13 Receivable” means a Receivable (a) the Obligor of which is subject to a proceeding under Chapter 13 of the Bankruptcy Code, (b) the terms of which have been set forth in a plan confirmed in that Chapter 13 proceeding, under which plan, no default has occurred, and (c) on which at least one payment has been made since the confirmation of the plan in the Chapter 13 proceeding.

“Collection Policy” means the servicing policies and procedures from time to time utilized by the Servicer in connection with its servicing of the Receivables or, with respect to the Backup Servicer as successor Servicer, the servicing policies and procedures utilized by the Backup Servicer in connection with its servicing of the Receivables.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Custodian File” shall have the meaning specified in Section 4.01(d).

“Deposited Assets” means, with respect to each Receivable, all right, title and interest of the Depositor in, to and under (i) the security interest in the related Financed Vehicle granted by the related Obligor pursuant to such Receivable and any accessions thereto, and any other interest of the Depositor in the Financed Vehicles and accessions, including, without limitation, the related Certificate of Title; (ii) any service warranties and service contracts and any physical damage, credit life, risk default, disability, gap or other insurance policies covering the related Financed Vehicle or the related Obligor or refunds in connection therewith relating to the Receivables (including, without limitation, State tax refunds) and any proceeds from the liquidation of the Receivables or Financed Vehicles received after the related Cutoff Date; (iii) all property (including the right to receive future Recoveries) that shall secure a Receivable; (iv) the rights that relate to a Receivable under each Dealer Agreement, including, but not limited to, any recourse against any Dealer; (v) the rights that relate to a Receivable under each Originating Affiliate Agreement, including but not limited to, any recourse against any Originating Affiliate; (vi) rebates or refunds of premiums and other amounts relating to insurance policies and other items financed under the Receivables or otherwise covering an Obligor or a Financed Vehicle; (vii) the original retail installment contract and security agreement and any amendments thereof evidencing the Receivables; (viii) all documentation in the Custodian File and other documents maintained by the Contributor according to its customary procedures with respect to the Receivables, Financed Vehicles or Obligors; (ix) the Depositor’s rights under the Contribution Agreement and each Contributor Assignment, including, but not limited to, any recourse against the Contributor and any right to require the Contributor to repurchase or make indemnity payments; and (x) the proceeds of any and all of the foregoing including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property whether now existing or hereafter arising.

“Depositor Address” means 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102.

“Depositor Assignment” means the document of assignment substantially in the form attached to this Agreement as Exhibit A.

“Determination Date” means with respect to a Collection Period, the 15th day of the next calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Eligible Servicer” means the Servicer, the Backup Servicer or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables, (b) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts in accordance with the standards of skill and care customary in the industry and (c) is approved in writing by the Majority Holders. The determination of the qualifications specified in subsections (a) and (b) of this definition shall be made by the Majority Holders.

“FICO Score” means, with respect to any Receivable, the Fair, Isaac & Company Inc. credit risk score with respect to such Receivable.

“Indenture” means the Second Amended and Restated Indenture, dated as of even date herewith, as amended, restated, supplemented or otherwise modified from time to time.

“Holiday Pay Receivables” means those Receivables that (A) have an original FICO Score above 700; (B) have not been Delinquent Receivables within the preceding six (6) months; and (C) have been on the books for at least six (6) months.

“Holiday Pay Receivables Program” means an extension program offered once per year in the fourth quarter to Receivables meeting the requirements of Holiday Pay Receivables; provided, however that the Agent reserves the right to suspend the Holiday Pay Receivables Program at any time, in its sole discretion.

“Initial Receivable” means each Receivable transferred from the Contributor to the Depositor and then from the Depositor to the Issuer, and a security interest in which was simultaneously granted by the Issuer to the Indenture Trustee on the Initial Closing Date as set forth on Schedule I attached to the Depositor Assignment dated as of the Initial Closing Date.

“Insurance Policy” means with respect to a Receivable, any insurance policy (including the insurance policies described in Section 6.03) benefiting the holder of the Receivable and providing coverage for loss or physical damage, credit life, credit disability, theft, mechanical breakdown, gap or similar coverage with respect to the Financed Vehicle or the Obligor.

“Lendco Receivable” means a Receivable originated by, and purchased by the Contributor from, Lendco Financial Services.

“Local Bank Account” shall have the meaning specified in Section 7.01(d).

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Obligor Payment; and past due late charges.

“Monthly Servicer Report” means with respect to each Determination Date, a report, completed by and executed by the Servicer, in accordance with Section 6.06(b), in the form of Exhibit D or otherwise in form and substance acceptable to the Agent.

“Pool” means the aggregation of Receivables and related assets contained from time to time in the Issuer’s trust estate.

“Post Office Boxes” shall have the meaning specified in Section 7.01(d).

“Prior Agreement” has the meaning set forth in the Preliminary Statement.

“Reliening Expenses” shall have the meaning specified in Section 6.04(b).

“Rule of 78s Method” means the method under which a portion of a payment allocable to earned interest and the portion allocable to principal are determined according to the sum of the month’s digits or any equivalent method commonly referred to as the “Rule of 78s.”

“Rule of 78s Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal are determined in accordance with the Rule of 78s Method.

“Servicer Event of Default” means an event described in Section 10.01.

“Servicing Fee” means, with respect to any Payment Date, the fee payable to the Servicer or any successor Servicer for services rendered during the related Collection Period, which shall be equal to the sum of (A) the product of the Servicing Fee Rate multiplied by the sum of (i) the product of (a) the Aggregate Receivable Balance as of the opening of business on the first day of such Collection Period multiplied by (b) one twelfth, plus (ii) for each Subsequent Receivable transferred to the Issuer during such Collection Period, the product of (a) the Receivable Balance of such Subsequent Receivable multiplied by (b) the number of days during such Collection Period that such Subsequent Receivable was owned by the Issuer divided by 360, and (B) all Supplemental Servicing Fees received during the related Collection Period.

“Servicing Fee Rate” means (i) 1.0% per annum at all times during which AmeriCredit or an Affiliate of AmeriCredit is the Servicer, and (ii) 1.0% per annum or such other per annum rate negotiated with the applicable successor Servicer at all other times.

“Subsequent Receivable” means, with respect to each Funding Date, each Receivable contributed to the Depositor by the Contributor and then transferred from the Depositor to the Issuer and a security interest simultaneously granted to the Indenture Trustee by the Issuer on such Funding Date as set forth as Schedule I to the related Depositor Assignment.

“Tangible Net Worth” shall have the meaning set forth in the Indenture.

“Ultra Receivable” means a Receivable originated by, and purchased by the Contributor from, Ultra Funding, Ltd.

Article II

TRANSFER AND ACQUISITION OF RECEIVABLES

Section 2.01. Transfer and Acquisition of Receivables. On the Initial Closing Date and on each Funding Date occurring prior to the Restatement Date, the Depositor transferred to the Issuer, and the Issuer acquired from the Depositor, the Initial Receivables and the related Subsequent Receivables, respectively, in each case together with the Deposited Assets relating thereto. The Depositor and the Issuer hereby reaffirm such transfers and acquisitions and their respective rights and obligations hereunder and under the other Transaction Documents with respect thereto. On each Funding Date occurring from and after the Restatement Date, subject to the terms and conditions of this Agreement, the Depositor agrees to transfer to the Issuer, and the Issuer agrees to acquire from the Depositor, the related Subsequent Receivables and the Deposited Assets relating thereto.

(a) [Reserved.]

(b) [Reserved.]

(c) Transfer of Subsequent Receivables. On each Funding Date, upon the simultaneous transfer of such assets from the Contributor to the Depositor, the Depositor shall transfer to the Issuer, without recourse except as set forth herein: (i) the related Subsequent Receivables, and all moneys received thereon on or after the applicable Cutoff Date; and (ii) the related Deposited Assets; provided, however, that Subsequent Receivables may not be transferred by the Depositor to the Issuer or a security interest granted by the Issuer to the Indenture Trustee unless each of the conditions precedent in Section 2.12 of the Indenture has been satisfied.

(d) Consideration for Subsequent Receivables. Upon its receipt of the related Receivables Purchase Price from the Noteholders on each Funding Date, the Issuer shall pay such amount to the Depositor in immediately available funds as consideration for the transfer to the Issuer of the related Subsequent Receivables. To the extent that the value of any such Subsequent Receivables exceeds the Receivables Purchase Price with respect thereto, the Depositor shall receive an increase in its ownership interest in the Issuer, which is a wholly-owned subsidiary of the Depositor, in the amount of such excess as a portion of the consideration for the transfer to the Issuer of the related Subsequent Receivables.

(e) Intention of the Parties. The execution and delivery of this Agreement shall constitute an acknowledgment by the Depositor and the Issuer that they intend that the assignments and transfers herein contemplated constitute sales and assignments outright, and not for security, of the Receivables and the related Deposited Assets, conveying good title thereto free and clear of any Liens, from the Depositor to the Issuer, and that the Receivables and the related Deposited Assets shall not be a part of the Depositor’s estate in the event of the bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Depositor. In the event that any such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or any other Person to the Depositor, or any such conveyance shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), the Depositor hereby grants to the Issuer a security interest in all of the Depositor’s right, title and interest in the Receivables and all related Deposited Assets, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, the Depositor represents and warrants that each remittance of Collections by the Depositor to the Issuer hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs.

Section 2.02. [Reserved.]

Section 2.03. Funding Dates. The transfer of Subsequent Receivables on a Funding Date shall take place at such location as the Depositor, the Issuer and the Indenture Trustee may reasonably agree. The transfer of Subsequent Receivables shall be made in accordance with Sections 2.12 through 2.14 of the Indenture pursuant to which (a) the Depositor will transfer all of its right, title and interest in and to the Subsequent Receivables and the related Deposited Assets to the Issuer, and (b) the Issuer will confirm the grant of all of its right, title and interest in and to such Subsequent Receivables and the related Deposited Assets to the Indenture Trustee for the benefit of the Noteholders, the Agent and the Financial Institutions.

Article III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Depositor, the Indenture Trustee, the Servicer and the Backup Servicer as of the Restatement Date and each Funding Date:

(a) Organization, Etc. The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof; the Issuer is duly qualified to do business as a foreign business entity in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the purchase of the Receivables from the Depositor hereunder and under each Depositor Assignment, the conveyance of the Receivables by the Issuer pursuant to the Indenture, and the performance of its other obligations under this Agreement, each Depositor Assignment and the other Transaction Documents to which it is a party) requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Issuer, on the ability of the Issuer to perform its obligations under the Transaction Documents, or on the Noteholders, the Receivables or the Trust Estate.

(b) Due Authorization. The execution, delivery and performance by the Issuer of this Agreement have been duly authorized by all necessary action, do not require any approval or consent of any Person, do not and will not conflict with any provision of the Issuer Trust Agreement, and do not and will not conflict with or result in a breach which would constitute (with or without notice or lapse of time) a default under any agreement, indenture, mortgage, deed of trust, or other instrument binding upon or applicable to it or its property, or any law or governmental regulation or court decree applicable to it or its property, do not and will not result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than as expressly provided in the Transaction Documents), and this Agreement is the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles.

(c) No Proceedings. There are no proceedings or investigations pending, or to the Issuer’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties: (A) asserting the invalidity of this Agreement, any Depositor Assignment, the Indenture, the Notes, or any other Transaction Document; (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, any Depositor Assignment, the Indenture or any other Transaction Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement, any Depositor Assignment, the Indenture, the Notes or any other Transaction Document to which it is a party; (D) which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Notes; or (E) that could reasonably be expected to have a material adverse effect on the Receivables.

(d) Business Purpose. The Issuer will acquire the Receivables for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as agent for the Depositor or any other person.

(e) Issuer’s Records. The books and records of the Issuer will disclose that the Depositor transferred the Receivables to the Issuer; provided, however, the Issuer acknowledges that the Receivables will appear as assets of the Contributor and its consolidated subsidiaries in the consolidated financial statements of the Contributor (which financial statements will include a footnote stating that the Receivables are not available to satisfy the Contributor’s or the Depositor’s creditors).

(f) Valid Assignment. Each Receivable has been validly pledged by the Issuer to the Indenture Trustee pursuant to the Indenture; and no Receivable has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee.

(g) Issuer’s Address. The principal place of business of the Issuer is located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and the executive office of the Issuer is located at 1100 North Market Street, Wilmington, Delaware 19890-0001. All books and records of the Issuer relating to the Trust Estate are stored at such principal place of business. The Depositor’s jurisdiction of organization is, and has been since its date of organization, Delaware.

Section 3.02. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee, the Servicer and the Backup Servicer as of the Restatement Date and each Funding Date (except as otherwise provided):

(a) On the related Funding Date (except as otherwise provided), each of the representations and warranties set forth in Part I of the Schedule of Representations attached hereto as Schedule III is true and correct with respect to the related Subsequent Receivables. Additionally, on the Cutoff Date related to each Funding Date, each of the representations and warranties set forth in Part II of the Schedule of Representations attached hereto as Schedule III is true and correct.

(b) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. The Depositor is not organized under the laws of any jurisdiction other than Delaware.

(c) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business (including, without limitation, the purchase of the Receivables from the Contributor under the Contribution Agreement and under each Contributor Assignment, the conveyance of the Receivables by the Depositor hereunder and under each Depositor Assignment, and the performance of its other obligations under this Agreement, each Contributor Assignment, each Depositor Assignment and the other Transaction Documents to which it is a party) requires such qualification where the failure to be so qualified would materially and adversely affect its business or operations, its ability to perform its obligations under the Transaction Documents, the Issuer, any Noteholder, the Receivables or any other part of the Trust Estate.

(d) Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Depositor has all power, authority and legal right to acquire, own and transfer the Receivables and Deposited Assets to the Issuer; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Depositor by all necessary corporate action.

(e) Binding Obligations. This Agreement and the other Transaction Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or by-laws of the Depositor, or any material agreement, mortgage, deed of trust or other material instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any material law, order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties, or in any way materially adversely affect the interests of the Noteholders or the Indenture Trustee in any Receivable or any other part of the Trust Estate, or affect the Depositor’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(g) No Proceedings. There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened against the Depositor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes, or (v) that could reasonably be expected to have a material adverse effect on the Receivables.

(h) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Depositor of this Agreement or any other Transaction Document to which it is a party have been taken or obtained.

(i) Depositor Address. The Depositor Address is the chief place of business and the office where the Depositor keeps its records concerning the Receivables and the Deposited Assets. The Depositor’s chief executive office is 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. The Depositor’s jurisdiction of incorporation is, and has been since its date of incorporation, Delaware.

(j) Solvency of the Depositor:

(i) The Depositor does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(ii) The transactions contemplated by the Transaction Documents are being consummated by the Depositor in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

(iii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the Depositor:

(A) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

(B) be engaged in or about to engage in, business or a transaction for which any property remaining with the Depositor will be an unreasonably small capital or the remaining assets of the Depositor will be unreasonably small in relation to its respective business or the transaction; and

(C) have intended to incur or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. The Depositor’s assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

(iv) Both immediately before and after the transactions contemplated by the Transaction Documents (a) the present fair salable value of the Depositor’s assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of the Depositor’s assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

(v) There are no proceedings or investigations pending, or to the knowledge of the Depositor, threatened, against or affecting the Depositor in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership of the Receivables) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Depositor, or the ability of the Depositor to perform its obligations under this Agreement. The Depositor is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

(k) Taxes. All tax returns or extensions required to be filed by the Depositor in any jurisdiction (other than jurisdictions in which the failure to file would not have a material adverse effect on the Depositor, the Depositor’s ability to perform its obligations under the Transaction Documents, the Issuer, any Noteholder or any Receivable or any other part of the Trust Estate) have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Depositor, or upon any of the properties, income or franchises shown to be due and payable on such returns have been, or will be, paid or are being contested in good faith by appropriate proceedings with respect to which the Agent has received written notice. To the knowledge of the Depositor, all such tax returns are true and correct and the Depositor has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Depositor are in accordance with generally accepted accounting principles.

(l) Consolidated Returns. The Contributor, the Depositor and the Issuer are members of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code which will file a consolidated federal income tax return at all times until termination of the Transaction Documents.

(m) Intent of Transactions. It is the intention of the Depositor that the Receivables and the Deposited Assets are owned by the Issuer as of the Initial Closing Date or the related Funding Date, as applicable, and that the beneficial interest in and title to the Receivables and the Deposited Assets are not part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law.

(n) Notes as Debt. For federal, State and local income tax purposes, each of the Contributor and the Depositor, its shareholders and stockholders and the Issuer shall treat the Receivables and the Deposited Assets as owned by the Issuer, shall include in the computation of the Depositor’s gross income for such purposes the income from the Receivables and the Deposited Assets, shall treat the Notes as debt of the Depositor and its consolidated subsidiaries for such purposes, and shall cause the Contributor and its consolidated subsidiaries to deduct the interest paid or accrued with respect to the Notes in accordance with its applicable method of accounting for such purposes.

(o) ERISA. The Depositor is in compliance with the Employee Retirement Income Security Act of 1974, as amended.

(p) Certificates, Statements and Reports. The officers’ certificates, statements, reports and other documents prepared by the Depositor and furnished by the Depositor to the Issuer, the Indenture Trustee or the Agent pursuant to this Agreement or any other Transaction Document to which the Depositor is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(q) Stock of Depositor. The Contributor is the registered owner of all of the shares of common stock of Bay View Acceptance Corporation, which in turn is the registered owner of all of the shares of common stock of the Depositor, all of which are fully paid and nonassessable and owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase other than those (if any) granted pursuant to the Transaction Documents.

(r) Accuracy of Information. All information heretofore furnished by the Depositor for purposes of or in connection with any of the Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Depositor will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(s) Material Adverse Change. Since June 30, 2006, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Depositor, (ii) the ability of the Depositor to perform its obligations under the Transaction Documents, or (iii) the collectibility of the Receivables generally or any material portion of the Receivables.

(t) Compliance with Laws. The Depositor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a material adverse effect on the Issuer, any Noteholder, any Receivable or other part of the Trust Estate.

Section 3.03. Repurchase of Receivables. (a) The Depositor hereby covenants and agrees to deliver to the Issuer, the Contributor, the Servicer, the Agent and the Indenture Trustee prompt written notice of the occurrence of a breach of any of the representations and warranties of the Depositor contained or deemed to be contained in the Schedule of Representations attached hereto as Schedule III with respect to a Receivable transferred hereunder. Upon discovery by the Depositor, the Issuer, the Indenture Trustee, the Agent or the Servicer of (x) a Nonconforming Receivable, or (y) the failure to file any UCC Financing Statement required to be filed pursuant to the Transaction Documents, the party discovering such breach or failure shall give prompt written notice to each of the other foregoing parties. Except as specifically provided in this Agreement or the Indenture, the Indenture Trustee has no obligation to review or monitor the Receivables or the Deposited Assets for compliance with the representations and warranties or delivery requirements set forth herein. If (i) the breach of representations or warranties causing such Receivable to be a Nonconforming Receivable has a material adverse effect on such Receivable or its collectibility or the Noteholders and shall not have been (A) cured within thirty (30) days following notice thereof or (B) waived by the Majority Holders following notice thereof or (ii) such UCC Financing Statements shall not have been filed within the time period required herein, the Depositor shall deposit or cause to be deposited the

Repurchase Price with respect to such Receivable in the Collection Account within two (2) Business Days following the applicable cure period, if any; provided, that a breach of a representation and warranty set forth in paragraphs 2, 3, 5, 7, 9, 14, 15, 16, 17, 18, 19, 20, 21, 22, 28, 29 and 30 of Part I of the Schedule of Representations attached hereto as Schedule III automatically shall be deemed to have a material adverse effect on the applicable Receivable or the Noteholders. The Issuer shall transfer to the Depositor the Receivable (and the Deposited Assets relating solely to such Receivable) affected by such breach or failure; provided, that such transfer and assignment shall only be made upon receipt by the Issuer of notice from the Servicer that the Repurchase Price has been remitted to the Servicer and deposited into the Collection Account. The Issuer shall be entitled to enforce the obligations of the Depositor, the Contributor and each applicable Dealer under this Agreement, the Contribution Agreement and the applicable Dealer Agreement, respectively, to remit the Repurchase Price to the Servicer for deposit into the Collection Account. The Indenture Trustee and the Agent are authorized to take action on behalf of the Issuer (i) to enforce the obligations of the Depositor to repurchase such Receivable under this Agreement, (ii) to enforce the obligations of the Contributor to repurchase such Receivable under the Contribution Agreement and (iii) to enforce the obligations of a Dealer to repurchase such Receivable under the applicable Dealer Agreement.

(b) The obligation of the Depositor to repurchase any Receivable (and the Deposited Assets relating solely to such Receivable) and to remit the Repurchase Price with respect to a Nonconforming Receivable which has a material adverse affect on the Noteholders or on such Receivable or its collectibility or as to which a failure to file UCC Financing Statements has occurred and is continuing shall constitute the sole remedy, except for the indemnification provisions expressly set forth in the Indenture, this Agreement and the Contribution Agreement, against the Depositor for such breach or failure to file, available to the Indenture Trustee or the Noteholders.

Notwithstanding the foregoing, the Depositor shall indemnify the Owner Trustee (as such and in its individual capacity), the Issuer, the Indenture Trustee, the Backup Servicer, the Agent, the Noteholders and their respective officers, directors, employees and agents against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third-party claims arising out of the events or facts giving rise to a repurchase event set forth in Section 3.03(a).

Section 3.04. Issuer’s Assignment of Repurchased Receivables. With respect to any Receivable reacquired by the Depositor pursuant to this Agreement, the Issuer shall assign, without recourse, representation or warranty, to the Depositor all the Issuer’s right, title and interest in and to such Receivable and the related Deposited Assets, and all security and documents relating thereto.

Section 3.05. Survival of Representations and Warranties. The representations and warranties contained in this Agreement are made as of the execution and delivery of this Agreement, and shall survive the sale, transfer and assignment of the related Receivables and the other related Deposited Assets hereunder and under the related Depositor Assignment, as applicable, to the Issuer, and the pledge thereof by the Issuer to the Indenture Trustee under the Indenture. The Depositor and the Issuer agree that the Issuer will assign to the Indenture Trustee all of the Issuer’s rights under this Agreement and each Depositor Assignment and that the Indenture Trustee shall thereafter be entitled to enforce this Agreement and each Depositor Assignment directly against the Depositor in the Indenture Trustee’s own name on behalf of the Noteholders; provided, however, that the representations and warranties of the Depositor in this Agreement shall not be construed as a warranty or guaranty by the Depositor as to the future payments by any Obligor.

Article IV

CONDITIONS

Section 4.01. Conditions to Obligation of the Issuer. The obligation of the Issuer to accept any transfer of Receivables hereunder is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Depositor hereunder shall be true and correct on the Restatement Date and each Funding Date, as the case may be, with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Restatement Date or Funding Date, as the case may be.

(b) The Depositor shall, at its own expense, on or prior to each Funding Date, indicate in its files that the applicable Receivables have been transferred to the Issuer pursuant to this Agreement and pledged to the Indenture Trustee pursuant to the Indenture, and the Depositor shall deliver to the Issuer a related Schedule of Receivables certified by an Authorized Officer of the Depositor to be true, correct and complete.

(c) The following documents must be delivered by the Depositor on or in connection with each Funding Date.

(i) The Depositor Assignment. As of each Funding Date, the Depositor shall execute a Depositor Assignment, substantially in the form of Exhibit A hereto, with respect to the Receivables and the related Deposited Assets being transferred by the Depositor on such date (as identified on the Schedule of Receivables attached to such Depositor Assignment).

(ii) Evidence of UCC Filings. On or prior to each Funding Date, as applicable, the Depositor shall provide the Issuer evidence that the Depositor has obtained, at the expense of the Depositor, (A) executed releases and UCC-3 releases or termination statements in each jurisdiction in which required by applicable law, if any, to release any prior security interests in the Receivables and the related Deposited Assets granted by the Depositor and (B) UCC-1 financing statements in each jurisdiction in which required by applicable law, executed by the Depositor, as seller or debtor, and naming the Issuer, as purchaser or secured party, identifying the Receivables and the related Deposited Assets as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the transfer of such Receivables to the Issuer.

(d) Documents to be Delivered by the Depositor in Connection with each Funding Date. On or prior to a Funding Date, the Depositor shall deliver to the Custodian the following documents with respect to each Receivable transferred on such date (collectively, with respect to each such Receivable, a “Custodian File”): (a) a fully executed original of the retail installment contract and security agreement evidencing such Receivable; and (b) the Certificate of Title (when received) and such other documents, if any, that the Contributor keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of the Contributor (or an Originating Affiliate) as first lienholder or secured party (including any Certificate of Title received by the Contributor), or, if such Certificate of Title has not yet been received, a copy of the application therefor, showing the Contributor (or an Originating Affiliate) as secured party.

On or prior to a Funding Date, as applicable, the Depositor shall deliver or cause to be delivered to the Custodian the original Certificate of Title or copies of correspondence to the appropriate governmental authority, and all enclosures thereto, for issuance of the original Certificate of Title for the related Financed Vehicles.

If any original Certificate of Title is not delivered to the Servicer due to the fact that such Certificate of Title has not yet been issued by the applicable governmental authority and delivered to or on behalf of the Contributor, such Certificate of Title shall be delivered by the Contributor to the Servicer promptly following receipt thereof by the Contributor but in no event later than one hundred eighty (180) days following the related Funding Date; provided, however, that for any original Certificate of Title not so delivered to Custodian prior to the expiration of such 180-day period, the Depositor shall be deemed to be in breach of its representations and warranties contained in the Schedule of Representation attached hereto as Schedule III, and the related Receivable shall be repurchased by the Depositor pursuant to Section 3.03(a) hereof on the final Business Day of the Collection Period following the Collection Period during which such 180th day occurs.

(e) Other Transactions. The related transactions contemplated by the Indenture, the Contribution Agreement, this Agreement and the other Transaction Documents shall have been consummated on the related Funding Date.

Section 4.02. Conditions to Obligation of the Depositor. The obligation of the Depositor to transfer the Receivables to the Issuer on each Funding Date is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Issuer hereunder shall be true and correct on such Funding Date, with the same effect as if then made, and the Issuer shall have performed all obligations to be performed by it hereunder on or prior to such Funding Date.

(b) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Depositor and the Agent, and the Depositor and the Agent shall have received from the Issuer copies of all documents relevant to the transactions herein contemplated as the Depositor or the Agent may have requested.

(c) The Depositor shall have received the related Receivables Purchase Price on such Funding Date.

Article V

COVENANTS OF THE DEPOSITOR

The Depositor agrees with the Issuer as follows:

Section 5.01. Protection of Right, Title and Interest.

(a) Filings. The Depositor shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Issuer in and to the Receivables and the related Deposited Assets to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to fully preserve and protect the right, title and interest of the Issuer hereunder and the Indenture Trustee under the Indenture to the Receivables and the other property of the Trust Estate. The Depositor shall deliver or cause to be delivered to or at the direction of the Issuer (with copies to the Agent), file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Issuer shall cooperate fully with the Depositor in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a). In the event the Depositor fails to perform its obligations under this subsection, the Issuer or the Indenture Trustee may do so at the expense of the Depositor.

(b) Name and Other Changes. At least thirty (30) days prior to the Depositor making any change in its name, identity, jurisdiction of organization or structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Depositor shall give the Issuer, the Agent and the Indenture Trustee written notice of any such change, and, no later than five (5) days after the effective date thereof, the Depositor shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s interest in the Receivables and the Deposited Assets. At least sixty (60) days prior to the date of any relocation of its principal executive office or State of incorporation, the Depositor shall give the Indenture Trustee, the Agent and the Issuer written notice thereof and the Depositor shall, within five (5) days after the effective date thereof, file any amendment of any previously filed financing or continuation statement or new financing statement necessary or desirable to continue the perfection of the Issuer’s interest in the Receivables and the Deposited Assets. The Depositor shall at all times maintain its principal executive office within the United States of America. The Depositor shall not become or seek to become organized under the laws of more than one jurisdiction. The Depositor at all times shall be and remain a wholly-owned subsidiary of Bay View Acceptance Corporation.

(c) Accounts and Records. The Depositor shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

(d) Sale of Other Receivables. If at any time the Depositor shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile, van, sport utility vehicle or light duty truck installment sale contracts (other than the Receivables) to any prospective purchaser, lender, or other transferee, the Depositor shall give to such prospective purchaser, lender or other transferee computer tapes, records, or print-outs (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable or Financed Vehicle, shall indicate clearly that such Receivable or Financed Vehicle has been transferred to the Issuer and pledged to the Indenture Trustee unless such Receivable has been paid in full or repurchased.

(e) Access to Records. The Depositor shall, upon reasonable notice, permit the Issuer, the Agent, the Indenture Trustee, the Servicer and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Depositor’s records regarding any Receivable.

(f) Other Actions. The Depositor shall from time to time, at its expense, promptly execute and deliver all further instruments and documents (including, without limitation, powers of attorney for the benefit of the Servicer) and take all further action that may be necessary or desirable to permit the Servicer to perform its obligations under this Agreement, including, without limitation the Servicer’s obligation to preserve and maintain the perfected security interest of the Indenture Trustee in the Receivables, the Financed Vehicles and the other Deposited Assets.

Section 5.02. Other Liens or Interest. Except for the transfers hereunder, the Depositor will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any Lien on, any interest, and the Depositor shall defend the right, title, and interest of the Issuer in, to and under the Receivables and other Deposited Assets against all claims of third parties claiming through or under the Depositor; provided, however, that the Depositor’s obligations under this Section 5.02 shall terminate upon the termination of the Indenture in accordance with its terms.

Section 5.03. Principal Executive Office; Jurisdiction of Organization. The Depositor shall maintain its principal executive office, principal place of business, location of all books and records relating to the Receivables and other Deposited Assets and sole jurisdiction of organization at the locations and in the jurisdiction, respectively, set forth in Section 3.02(i).

Section 5.04. Costs and Expenses. The Depositor agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the transfer to the Issuer of the Depositor’s right, title and interest in and to the Receivables and the Deposited Assets and the pledge thereof to the Indenture Trustee.

Section 5.05. No Waiver. The Depositor shall not waive any default, breach, violation or event permitting acceleration under the terms of any Receivable; provided, however, nothing in this Section 5.05 shall affect the rights of and the restrictions on the Servicer with respect to such matters as set forth in this Agreement.

Section 5.06. Depositor’s Records. The books and records of the Depositor will disclose that the Depositor transferred the Receivables to the Issuer; provided, however, the Depositor may show the Receivables as assets of the consolidated companies that include the Contributor, the Depositor and the Issuer as long as such financial statements indicate the transfers consummated hereunder, under the Contribution Agreement, under each Contributor Assignment and Depositor Assignment and under the Indenture and indicate that such assets will not be available to satisfy the claims of any creditor of the Contributor or the Depositor. In the event that the Issuer shall be deemed a separate taxable entity for federal income tax purposes, the Contributor will file or will cause to be filed all tax returns and reports in a manner consistent with the transfer to the Issuer of the Receivables for federal income tax purposes.

Section 5.07. Cooperation by Depositor. (a) The Depositor will cooperate fully and in a timely manner with the Issuer, the Servicer, the Agent and the Indenture Trustee in connection with (i) the filing of any claims with an insurer or any agent of any insurer under any Insurance Policy affecting an Obligor or any of the Financed Vehicles; (ii) supplying any additional information as may be requested by the Issuer, the Agent, the Servicer, the Indenture Trustee or any such agent or insurer in connection with the processing of any such claim; and (iii) the execution or endorsement of any check or draft made payable to the Depositor representing proceeds from any such claim. The Depositor shall take all such actions as may be requested by the Issuer, the Servicer, the Agent or the Indenture Trustee to protect the rights of the Issuer or the Indenture Trustee on behalf of the Noteholders in and to any proceeds under any and all of the foregoing insurance policies. The Depositor shall not take or cause to be taken any action which would impair the rights of the Issuer or the Indenture Trustee on behalf of the Noteholders in and to any proceeds under any of the foregoing insurance policies.

(b) The Depositor shall, within one (1) Business Day of receipt thereof, endorse any check or draft payable to the Depositor representing insurance proceeds and in the event there are no other payees on such check or draft, forward, via hand delivery, such endorsed check or draft to the Servicer for deposit into the Local Bank Account (or any replacement account established by a successor Servicer pursuant to Section 10.02). The Depositor will hold in trust and remit to the Local Bank Account (or any replacement account established by a successor Servicer pursuant to Section 10.02), within one (1) Business Day of receipt thereof, any funds received with respect to the Receivables after the related Cutoff Date.

Section 5.08. Notice of Breach. The Depositor shall notify in writing the Indenture Trustee, the Noteholders, the Agent, and the Issuer promptly upon becoming aware of any breach of the representations and warranties or covenants of the Depositor or the Issuer contained herein or in any other Transaction Documents.

Section 5.09. Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(i) The Depositor shall indemnify, defend, and hold harmless the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such and in its individual capacity) and the Issuer from and against any taxes (other than income or capital gains taxes related to the sale of the Notes) that may at any time be asserted against the Indenture Trustee or the Issuer with respect to, as of the Initial Closing Date (with respect to the Initial Receivables) and as of the related Funding Date (with respect to the Subsequent Receivables), the sale of the related Receivables to the Issuer or the issuance and original sale of the Notes or asserted with respect to ownership of the Receivables, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

(ii) The Depositor shall indemnify, defend, and hold harmless the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such and in its individual capacity) and the Issuer and their respective officers, directors, employees and agents, from and against any loss, liability, or expense incurred by reason of the Depositor’s bad faith, willful misconduct or negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of reckless disregard of the Depositor’s obligations and duties under this Agreement or any other Transaction Document to which it is a party, or the Depositor’s violation of federal or State securities laws in connection with the initial sale of the Notes.

(iii) The Depositor shall indemnify, defend, and hold harmless the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such and in its individual capacity) and the Issuer and their respective officers, directors, employees and agents, from and against any loss, liability, or expense incurred as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties of the Depositor set forth in Article V hereof and Section 3.02 hereof.

Indemnification under this Section 5.09 shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively) and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payment to the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such or in its individual capacity) or the Issuer pursuant to this Section and any such Person thereafter shall collect any of such amounts from others, then such Person shall repay such amounts to the Depositor, without interest. If the Depositor fails to indemnify any applicable Person pursuant to this Section 5.09, then such Person shall notify the Contributor of such failure and the Contributor shall pay the amount of such indemnification to the applicable Person within two (2) Business Days of receipt of such notice.

Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Depositor under this Section 5.09 are solely the corporate obligations of the Depositor, and shall be payable by the Depositor, as provided in this Section 5.09. The Depositor shall only be required to pay (a) any fees, expenses, indemnities or other liabilities that it may incur under this Section 5.09 to the extent the Depositor has funds available that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor incurred in accordance with the Depositor’s certificate of incorporation and all financing documents to which the Depositor is a party and (b) any expenses, indemnities or other liabilities that it may incur under this Section 5.09 only to the extent it receives funds designated for such purposes or to the extent it has funds available that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor incurred in accordance with the Depositor’s certificate of incorporation and all financing documents to which the Depositor is a party. In addition, no amount owing by the Depositor hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, the Depositor arising out of or based upon this Section 5.09, against any stockholder, employee, officer, agent, director or authorized person of the Depositor or of any Affiliate thereof (other than with respect to any obligation of the Contributor as set forth in the last sentence of the foregoing paragraph); provided, however, that the foregoing shall not relieve any such Person or entity of any liability they might otherwise have as a result of fraudulent actions or willful misconduct or omissions taken by them.

Section 5.10. Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Subject to Section 5.13 hereof, any Person (i) into which the Depositor may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Depositor shall be a party, (iii) succeeding to the business of the Depositor, or (iv) exercising control directly or indirectly of the Depositor, which Person in any of the foregoing cases executes an agreement of assumption acceptable, in their respective absolute discretion, to each of the Agent and the Indenture Trustee, to perform every obligation of the Depositor under this Agreement and the other Transaction Documents to which the Depositor is a party, will be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (a) immediately after giving effect to such transaction, (1) no representation or warranty made pursuant to Section 3.02(a) would have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and (2) no event that, after notice or lapse of time, or both, would become an Event of Default or a Termination Event, shall have occurred and be continuing, (b) the Depositor shall have delivered to the Agent and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger, or succession and such agreement or assumption comply with this Section and Section 5.13(iii) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (c) the Depositor shall have delivered to the Agent and the Indenture Trustee an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Noteholders in the Receivables, and reciting the details of such filings, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest, and (d) the organizational documents of the Person surviving or resulting from such transaction shall contain provisions the same in substantive effect as those of the Depositor’s articles of incorporation in respect of the issuance of debt, the independent director and bankruptcy remoteness. The Depositor shall provide written notice of any merger, consolidation, conversion, or succession pursuant to this Section and Section 5.13(iii) to the Agent. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (a) through (d) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.

Section 5.11. Limitation on Liability of Contributor, Depositor and Others. Each of the Contributor and the Depositor and any director or officer or employee or agent of the Depositor or the Contributor may rely in good faith on the written advice of counsel, Opinion of Counsel, Officer’s Certificate, or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Contributor nor the Depositor shall be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Contributor or the Depositor, as the case may be, may undertake any reasonable action that it may in good faith deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Contributor or the Depositor, as the case may be.

Section 5.12. Contributor and Depositor May Own Notes. The Contributor or the Depositor and any Person controlling, controlled by, or under common control with the Contributor or the Depositor may in their individual or any other capacities become the owner or pledgee of Notes with the same rights as it would have if it were not the Contributor or the Depositor or an Affiliate thereof, except as otherwise specifically provided herein. Notes so owned by or pledged to the Contributor and the Depositor or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes, as the case may be.

Section 5.13. Additional Covenants of the Depositor. The Depositor shall not do any of the following, without (a) the prior written consent of the Majority Holders, and (b) the prior written consent of the Indenture Trustee, who shall, without any exercise of its own discretion, also provide its written consent to the Depositor upon receipt by it of a copy of the written consent of the Majority Holders:

(i) engage in any business or activity other than those set forth in the certificate of incorporation and bylaws of the Depositor or amend the Depositor’s certificate of incorporation and by laws other than in accordance with its terms as in effect on the date hereof;

(ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity;

(iii) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or

(iv) without the affirmative vote of 100% of the members of the board of directors of the Depositor, including the independent directors, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Depositor or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

Article VI

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 6.01. Appointment and Duties of the Servicer.

(a) The Issuer hereby reaffirms its appointment of AmeriCredit, as assignee of Bay View Acceptance Corporation, as the Servicer for the current term that commenced on June 19, 2006 and ends on September 6, 2007. Beginning with the expiration of such term on September 6, 2007, the term of the appointment of AmeriCredit as Servicer shall be automatically extended for successive 364-day terms, until the Notes are paid in full, unless the Agent, in its sole discretion, delivers a Servicer Termination Notice as set forth below. The Servicer hereby reaffirms its agreement to be bound for the current term that began on June 19, 2006 and ends on September 6, 2007, and for the duration of each successive term to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. At any time during the initial term or any subsequent term, the Agent may, in its sole discretion, deliver to the Servicer a written notice (a “Servicer Termination Notice”) providing that the then current Servicer’s duties as Servicer shall terminate at the end of the then current term.

(b) The Backup Servicer, if not then acting as successor Servicer, may be terminated as Backup Servicer at any time, with or without cause. If the Backup Servicer is acting as successor Servicer, (i) the Backup Servicer may be terminated pursuant to the terms of Section 10.02, or (ii) the Agent may terminate the term of the Backup Servicer at any time for any reason, upon sixty (60) days’ written notice to the Backup Servicer. The Agent may terminate the term of the Backup Servicer upon five (5) days’ written notice if the Agent has determined in its reasonable credit judgment that the Backup Servicer has engaged in willful misconduct or gross negligence in the performance of its duties hereunder.

(c) The Servicer shall service, administer and make collections on the Receivables, and perform the other actions required of the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with its customary and usual collection procedures. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending monthly statements to Obligors, reporting any required tax information to Obligors, policing and foreclosing on the collateral (including the Financed Vehicles), accounting for collections and furnishing the Monthly Servicer Report and annual statements to the Backup Servicer, the Indenture Trustee and the Agent with respect to distributions, and performing the other duties specified herein. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements, the Originating Affiliate Agreements and the Insurance Policies, to the extent that such Dealer Agreements, Originating Affiliate Agreements and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors (it being understood that no successor Servicer (unless an Affiliate of AmeriCredit) shall have any duty to enforce such Dealer Agreements or Originating Affiliate Agreements). To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Indenture Trustee, on behalf of the Trust, to execute and deliver, on behalf of the Noteholders and the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is Supplemental Servicing Fees or any other fees that are property of the Servicer or are otherwise de minimis (i.e., less than twenty dollars ($20)) or if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Indenture Trustee, on behalf of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 6.02 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Indenture Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee, on behalf of the Trust, to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Indenture Trustee, on behalf of the Trust, shall furnish, at the Servicer’s expense, the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided, however, that if the Backup Servicer is the successor Servicer, it shall be reimbursed for all out-of-pocket expenses incurred in connection with the enforcement of the Receivables and shall not be responsible for expenses incurred in connection with such powers of attorney necessary to satisfy its administrative and servicing duties hereunder. The Servicer shall furnish to the Owner Trustee, the Indenture Trustee, and the Agent from time to time such additional information regarding the Backup Servicer, the Issuer or the Transaction Documents as the Owner Trustee, the Backup Servicer, the Indenture Trustee or the Agent shall reasonably request.

Section 6.02. Realization upon Receivables. (a) On behalf of the Noteholders and the Issuer and consistent in all material respects with the standards, policies and procedures required by the Collection Policy, the Servicer shall repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 6.01, which practices and procedures may include reasonable efforts to realize upon any recourse to the Originating Affiliates and the Dealers (it being understood that no successor Servicer (unless an Affiliate of AmeriCredit) shall have any duty to enforce such remedy with respect to the Dealers), selling the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Local Bank Account as soon as practicable, but in no event later than two (2) Business Days after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts may be retained by the Servicer (and shall not be required to be deposited into the Local Bank Account) to the extent of such expenses. The Servicer shall recover such reasonable expenses based on the information contained in the Monthly Servicer Report delivered on the related Determination Date. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Recoveries with respect to such Receivable.

(b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or an Originating Affiliate Agreement, the act of commencement shall be deemed to be an automatic assignment from the Indenture Trustee to the Servicer of the rights under such Dealer Agreement for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement or an Originating Affiliate Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or an Originating Affiliate Agreement, the Indenture Trustee, at the Servicer’s expense, or the Issuer, at the Issuer’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement or the Originating Affiliate Agreement, including bringing suit in its name or the name of the Issuer, the Depositor, the Contributor or the Indenture Trustee for the benefit of the Noteholders. All amounts recovered (less the expenses of such enforcement) shall be remitted directly by the Servicer to the Local Bank Account as soon as practicable, but in no event later than two (2) Business Days after receipt thereof.

Section 6.03. Insurance. (a) The Servicer shall monitor the status of each Insurance Policy in accordance with its customary servicing procedures (it being understood that no successor Servicer (unless an Affiliate of AmeriCredit) shall have any duty to monitor the status of any Insurance Policy). If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in the Schedule of Representations attached as Schedule II to the Contribution Agreement and the Schedule of Representations attached hereto as Schedule III (including during the repossession of such Financed Vehicle), the Servicer may, but shall not be required to, in accordance with its customary practice, enforce the rights of the holder of the Receivable thereunder to require the Obligor to obtain such physical loss and damage insurance.

(b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the Insurance Policies referred to in Section 6.03(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Indenture Trustee, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing Insurance Policies. Any amounts collected by the Servicer under any of the foregoing Insurance Policies shall be deposited into the Local Bank Account within two (2) Business Days of receipt.

(c) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer and Indenture Trustee on behalf of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer and Indenture Trustee under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Indenture Trustee, at the Servicer’s expense, or the Contributor, at the Contributor’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee for the benefit of the Noteholders.

Section 6.04. Maintenance of Security Interests in Vehicles. (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created in the name of the Contributor (or assigned to it by an Originating Affiliate) by each Receivable in the related Financed Vehicle on behalf of the Indenture Trustee, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Indenture Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Indenture Trustee as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Indenture Trustee is insufficient without a notation on the related Financed Vehicle’s Certificate of Title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Indenture Trustee, the parties hereto agree that the Contributor’s or an Originating Affiliate’s designation as the secured party on the Certificate of Title is, with respect to each secured party, as applicable, in its capacity as agent of the Indenture Trustee. The Servicer shall provide copies of all such filings to the Indenture Trustee, the Agent and the Custodian. If the Backup Servicer is acting as successor Servicer, it shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing its duties pursuant to this Section 6.04.

(b) Upon the occurrence of a Termination Event, Servicer Event of Default or Event of Default, the Servicer, at the written direction of the Majority Holders, shall take or cause to be taken such action as may, in the judgment of the Majority Holders, be necessary or desirable to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer and the Noteholders by amending the title documents of such Financed Vehicles or by such other reasonable means as may be necessary or prudent, and shall deliver to the Indenture Trustee any Custodian File or portion thereof that has been released by the Indenture Trustee to the Servicer and is then in the possession of the Servicer, including any original Certificates of Title. If the Servicer is AmeriCredit or a successor to the business of AmeriCredit (such Servicer, the “Original Servicer”), the Original Servicer shall, and if the Original Servicer has been removed or otherwise fails to, the Contributor shall pay or reimburse all costs and expenses related to such perfection or re-perfection (the “Reliening Expenses”) on demand. Any successor Servicer may, if it so chooses, attempt to employ a third party to perform the perfection and re-perfection duties under this Section 6.04(b) either prior to, or after the occurrence of, a Termination Event, Servicer Event of Default or Event of Default and, if after making reasonable efforts to employ such a third party such successor Servicer is unable to enter into an agreement with such a third party to perform such duties, the Agent shall identify and employ a third party to perform the perfection and re-perfection duties under this Section 6.04(b) and such successor Servicer shall only be required to provide such reasonable cooperation and assistance to such third party as may be necessary in connection with the perfection and re-perfection duties under this Section 6.04(b). In any case, such successor Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance, or cooperating and assisting in the performance, of any of the duties under this Section 6.04(b) if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it prior to the expenditure or risk of such funds or incurrence of financial liability.

The Servicer hereby makes, constitutes and appoints the Indenture Trustee acting through its duly appointed officers or any of them, its true and lawful attorney, for it and in its name and on its behalf, for the sole and exclusive purpose of authorizing said attorney to execute and deliver as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to show the Indenture Trustee as lienholder or secured party on the Certificate of Title relating to a Financed Vehicle. Notwithstanding anything herein to the contrary, the Indenture Trustee shall be under no obligation to file or prepare financing statements or continuation statements, or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granter hereunder, such obligations being solely the obligations of the Servicer.

Section 6.05. Servicing Fee; Backup Servicing Fee; Payment of Certain Expenses by Servicer. On each Payment Date, (i) the Servicer (including any successor Servicer) shall be entitled to receive out of the Collection Account the Servicing Fee and any late fees, prepayment charges, including any administration fees or similar charges owed by an Obligor under a Receivable, and (ii) the Backup Servicer (while acting as Backup Servicer) shall be entitled to receive out of the Collection Account the Backup Servicing Fee, in each case for the related

Collection Period pursuant to Section 5.03(b) of the Indenture. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Noteholders). The Servicer shall be liable for the fees and expenses of the Independent Accountants.

Section 6.06. Servicer Report; Monthly Servicer Report.

(a) [Reserved.]

(b) No later than 1:00 p.m. New York time on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Backup Servicer, the Agent and the Issuer a Monthly Servicer Report for the related Collection Period executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary (including whether a Termination Event has occurred) to enable the Indenture Trustee to make any withdrawal and deposit required by Section 5.03(a) of the Indenture, to give any notice required by Section 7.02 of the Indenture and make the distributions required by Section 5.03(b) of the Indenture, (ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders required by Section 5.05 of the Indenture, (iii) a listing of each Receivable which became a Defaulted Receivable during the related Collection Period, identified by account number, and (iv) a certification that all Receivables are Eligible Receivables, that the Collateral Test Amount has been met, and that the Issuer is in compliance with Section 3.15 of the Indenture (it being understood that if any successor Servicer is acting as Servicer, this clause (iv) shall require only a certification that the Collateral Test Amount has been met). In addition to the information set forth in the preceding sentence, the Monthly Servicer Report shall also contain the following information: (x) the Aggregate Receivables Balance, the Three Month Average Default Ratio, the Three Month Average Delinquency Ratio, the Three Month Average Excess Spread and the Excess Spread for such Determination Date; (y) whether any Termination Event has occurred as of such Determination Date; and (z) whether any Termination Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date.

Section 6.07. Annual Statement as to Compliance; Notice of Servicer Event of Default; Annual and Quarterly Financial Statements. (a) The Servicer shall deliver to the Indenture Trustee, the Agent, the Backup Servicer and the Issuer, on or before October 31 (or 120 days after the end of the Servicer’s fiscal year, if other than June 30) of each year, an Officer’s Certificate signed by any Authorized Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Initial Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b) Each party hereto shall deliver to the other parties hereto and the Agent promptly (and in no event later than two (2) Business Days) after a Responsible Officer of such Person has obtained knowledge or notice thereof, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Event of Default under Section 10.01.

(c) AmeriCredit shall deliver to the Indenture Trustee, the Backup Servicer and the Agent, within 90 days following the end of each fiscal year of AmeriCredit Corp., a copy of the consolidated balance sheet of AmeriCredit Corp. and its subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing.

(d) AmeriCredit shall deliver to the Indenture Trustee, the Backup Servicer and the Agent within 45 days following the end of each of the first three fiscal quarters of AmeriCredit Corp., an unaudited consolidated balance sheet of AmeriCredit Corp. and its subsidiaries as at the end of such fiscal quarter, and the related unaudited consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of such fiscal year then ended setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by an Authorized Officer of AmeriCredit as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of AmeriCredit and its subsidiaries in accordance with generally accepted accounting principles, subject only to normal year-end audit adjustments.

Section 6.08. Annual Independent Accountants’ Report. (a) The Servicer shall cause, at its expense, the Independent Public Accountants to deliver to the Indenture Trustee, the Agent, and the Backup Servicer, on or before October 31 (or 120 days after the end of the Servicer’s fiscal year, if other than June 30) of each year, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Initial Closing Date to the date of such certificate), a statement (the “Accountant’s Report”) addressed to the Board of Directors of the Servicer, to the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report thereon in connection with the audit report on the consolidated financial statements of AmeriCredit Corp. and that: (i) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (ii) the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (iii) upon the written request of the Noteholders, includes a report on the application of agreed upon procedures (such procedures to be substantially similar to those set forth in the letter attached as Exhibit F hereto) to (A) the most recent Monthly Report including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Monthly Report were found and (B) a statistically significant number of randomly selected receivables files relating to the receivables serviced by the Servicer or any of its Affiliates at such time (the “Servicing Portfolio”) which have been originated within the 12 months prior to the date of such report (which shall in no event be less than 50 or more than 190), provided that if (x) within the 120 days prior to the date such Accountant’s Report is due, AmeriCredit shall have closed an asset securitization transaction and (y) the Independent Public Accountants shall have issued a report on the application of agreed upon procedures to a statistically significant number of randomly selected receivables files (which shall in no event be less than 50 or more than 190), which are in the Servicing Portfolio, in connection with the closing of such transaction, then the Servicer may substitute the report on the application of agreed upon procedures to such receivables files in lieu of the report otherwise required by this clause (B).

(b) Notwithstanding the foregoing, if the Backup Servicer is acting as successor Servicer, it shall only be required to deliver to the Indenture Trustee, the Agent and the Noteholders, on or before April 15th of each year, with respect to the most recently ended fiscal year of the Backup Servicer, a copy of its annual SAS-70 and its audited financial statements for such fiscal year.

Section 6.09. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Indenture Trustee, the Backup Servicer, the Agent and the Noteholders reasonable access to the documentation regarding the Receivables, including, without limitation, any documents, instruments or agreements evidencing any amendment or other modification to any of the Receivables. Each of the Depositor, the Issuer and the Servicer will permit any authorized representative or agent designated by the Indenture Trustee, the Backup Servicer, the Agent or any Noteholder to visit and inspect any of the properties of the Depositor, the Issuer or Servicer, as the case may be, to examine the corporate books and financial records of the Depositor, the Issuer or Servicer, as the case may be, its records relating to the Receivables, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Depositor, the Issuer or the Servicer, as the case may be, with its principal officers, as applicable, and, in the presence of a representative of the Servicer, its independent accountants. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section 6.09 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 6.09 as a result of such obligation shall not constitute a breach of this Section 6.09. Any Noteholder, by its acceptance of a Note (or by acquisition of its beneficial interest therein), shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section 6.09, except as may be required by applicable law.

Section 6.10. Monthly Tape. No later than the second Business Day after each Determination Date, the Servicer shall deliver to the Indenture Trustee and the Backup Servicer a computer tape or a diskette (or any other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) in a format acceptable to the Indenture Trustee and the Backup Servicer containing such information with respect to the Receivables as of the close of business on the last day of the preceding Collection Period as is necessary for preparation of the Monthly Servicer Report (the “Monthly Tape”). The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) to confirm that such tape, diskette or other electronic transmission is in readable form and confirm that the Aggregate Receivable Balance (based on the data included on such Monthly Tape) is consistent with the Aggregate Receivable Balance set forth in the related Monthly Servicer Report. The Backup Servicer shall notify the Agent of any such discrepancy in the Aggregate

Receivable Balance on or before the related Payment Date. In addition, upon the occurrence of a Servicer Event of Default, the Servicer shall, if so requested by the Majority Holders, deliver to the Backup Servicer or any successor Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

Section 6.11. [Reserved.]

Section 6.12. No Offset. Prior to the termination of this Agreement, the obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, whether in respect of this Agreement, any Receivable, or otherwise; provided, however, that no other claim, defense or right of the Servicer shall be limited by this Section 6.12.

Section 6.13. [Reserved.]

Section 6.14. Covenants of Servicer. The Servicer hereby makes the following covenants to the other parties hereto on which the Indenture Trustee shall rely in accepting the Receivables in trust. Except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a vehicle, the Servicer shall not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Noteholders in the Receivables, (iii) change the Annual Percentage Rate with respect to any Receivable, except as may be required by applicable law or as permitted by Section 7.01(b) or (iv) otherwise modify any Receivable except as permitted by this Agreement. In addition, the Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its current servicing procedures for servicing all of its comparable motor vehicle contracts.

Section 6.15. Purchase of Receivables upon Breach. The Servicer, the Depositor, the Issuer or the Indenture Trustee shall inform the other parties to this Agreement and the Agent promptly, in writing, upon the discovery of any breach of Section 6.01(c), 6.02, 6.03, 6.04, 6.14 or 7.01 hereof; provided, however, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. Unless the breach shall have been cured by the last day of the first full Collection Period following such actual knowledge or receipt of notice by an Authorized Officer of the Servicer, the Servicer shall purchase as of the Payment Date (if not earlier) relating to the respective Collection Period any Receivable that is materially and adversely affected by such breach or which materially and adversely affects the interests of any Noteholder (which shall include any Receivable as to which a breach of Section 6.02 has occurred). In consideration of the purchase of such Receivable, the Servicer shall remit the

Repurchase Price in the manner specified in Section 3.03(a) hereof. The Indenture Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section. The purchase obligation set forth in this Section shall, except as provided below, be the sole remedy of the Indenture Trustee, the Issuer and the Noteholders with respect to any of the aforementioned breaches by the applicable Servicer; provided, however, that the Servicer shall indemnify the Issuer, the Indenture Trustee, the Backup Servicer and the Noteholders and each of their respective officers, employees, directors, agents and representatives against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. No predecessor or successor Servicer shall be responsible for the acts or omissions of such predecessor or successor Servicer. Upon receipt of the Repurchase Price and any related indemnity payments, the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, as are prepared by the Servicer and delivered to the Indenture Trustee and are necessary to vest in the Servicer or such designee the Issuer’s right, title and interest in the Receivable. Indemnification by the Servicer under this Section 6.15 shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively).

If the Servicer fails to repurchase any Receivable or make any indemnity payment which it is so required to acquire or make pursuant to this Section by the date specified, the Indenture Trustee shall be obligated promptly to notify the Contributor and the Agent of such failure, and the Contributor shall be obligated to purchase the Receivable or make such payment within five (5) Business Days following such notification and to deposit the Repurchase Price into the Collection Account or make such payment.

Section 6.16. Custodian Files. The Servicer hereby agrees to hold each Custodian File and each document part thereof in the Servicer’s possession at any time and for any reason in trust for the benefit of the Indenture Trustee and the Noteholders. The Servicer agrees to promptly deliver to the Custodian each Custodian File and each and every document part thereof when the Servicer’s need therefor in connection with its duties hereunder no longer exists, unless the associated Receivable has been liquidated and the Servicer has certified the same to the Custodian in accordance with the provisions of the Custodian Agreement. The Servicer agrees to hold the Custodian Files and documents contained therein that are in its possession in accordance with the same standards required of the Custodian under the Custodian Agreement. The Servicer agrees that all Custodian Files in its possession shall be held at its chief executive office as specified in Section 8.01(b)(x) hereof or at such other location identified from time to time to the Indenture Trustee and the Agent; provided, however, that the Servicer may temporarily move a Custodian File without such identification as necessary to conduct its servicing activities for a period not to exceed thirty (30) days. Any successor Servicer that performs any duties pursuant to this Section 6.16 shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing such duties. Notwithstanding the foregoing, from and after the release of the Indenture Trustee’s Lien on any Receivable, this Section 6.16 shall no longer apply to the components of the Custodian File relating to such Receivable.

Article VII

COLLECTIONS

Section 7.01. Collection of Receivable Payments; Modification and Amendment of Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Originating Affiliate Agreements, the Insurance Policies and the rest of the Trust Estate in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Indenture Trustee with respect thereto (it being understood that no successor Servicer (unless an Affiliate of AmeriCredit) shall have any duty to enforce any Dealer Agreements). The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor’s regular due date to a date within thirty (30) days in which such due date occurs or (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal, but not to extend the final maturity of the Receivable. In no event shall the Servicer reduce the APR on any Receivable below 4%.

(c) The Servicer may grant payment extensions on a Receivable (excluding those modifications permitted by Section 7.01(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension is necessary to avoid a default on such Receivable, will maximize the amount to be received with respect to such Receivable, and is otherwise in the best interests of the Noteholders; provided that in no event shall a Receivable be extended such that any payment thereon would be due after the month immediately following the month in which the Maturity Date occurs; provided, further, that no extensions may be granted by the Servicer until at least three consecutive Scheduled Obligor Payments have been received by Servicer under the related Receivables; provided, further, that no more than one extension per year shall be permitted on any Receivable and no more than 3 extensions total shall be permitted on any Receivable; provided, further, that no extension may be granted on any Receivable within 6 months following the date of origination thereof; and provided, further, that as of the last day of any Collection Period, the aggregate Receivable Balance of Receivables the term of which has been extended during the twelve month period ending on the last day of such Collection Period shall not exceed 3.0% of the Aggregate Receivable Balance (excluding any Holiday Pay Receivables extended under the Holiday Pay Receivables Program) measured as of the last day of such Collection Period. The Servicer shall maintain in its servicing records all documents, instruments and agreements evidencing any amendment or other modification to any of the Receivables.

(d) The Servicer shall direct Obligors to make all payments on the Receivables to be made directly to one or more post office boxes established and maintained in the name of the Depositor on behalf of the Noteholders designated by the Servicer prior to the Restatement Date and set forth on Exhibit G hereto (the “Post Office Boxes”); provided, however, that with respect to Obligors who have amounts debited from a bank account, payments shall be directed to a bank account set forth on Exhibit G hereto at the Local Bank (the “Local Bank Account”). Until the occurrence of a Servicer Event of Default, or until a Termination Event shall have occurred and be continuing and the Majority Lenders elect to direct the Indenture Trustee that the Servicer shall no longer have access to the Post Office Boxes, the Indenture Trustee agrees that the Servicer shall have access to the Post Office Boxes at all times. The Servicer shall remove all payments on the Receivables from the Post Office Boxes on each Business Day and shall deposit such amounts in the Local Bank Account by the end of each such Business Day; provided, that if the Servicer is unable to remove any such payments from the Post Office Boxes by 4:00 p.m. (Central time) on any Business Day because such payments have not been delivered by such time or the Post Office Boxes are inaccessible as a result of circumstance beyond the control of the Servicer, then the Servicer shall remove such payments and deposit them into the Local Bank Account prior to 4:00 p.m. (Central time) on the first Business Day upon which such payments were available for removal from the Post Office Boxes. With respect to any payments received at any location other than the Post Office Boxes, the Servicer shall remit to the Local Bank Account within one (1) Business Day after the Servicer receives any other payments made by or on behalf of the Obligors with respect to a Receivable, including all Actual Payments, Insurance Proceeds, Recoveries, Principal Reduction Amounts, Repurchase Prices and all proceeds relating to the repossession or disposition of the Financed Vehicles (including recourse payments received from Dealers with respect to a breach of a representation or warranty of such Dealers under the Dealer’s Agreements and any State tax refunds).

(e) The Servicer shall cause to be deposited into the Collection Account all Collections in the Local Bank Account that are cleared funds within two (2) Business Days of deposit therein.

(f) With respect to each Receivable (other than a Repurchased Receivable), payments actually received from or on behalf of the Obligor shall be applied hereunder: first, to interest and principal in accordance with the simple interest method to the extent necessary to bring such Receivable current; second, in connection with the redemption of a defaulted Receivable, to reimburse the Servicer for reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with such Receivable; third, to Supplemental Servicing Fees; and fourth, to principal in accordance with the simple interest method.

(g) On each Transfer Date, to the extent that Monthly Available Funds would not otherwise be sufficient to satisfy amounts through clause Thirteenth of Section 5.03(b) of the Indenture on the related Payment Date, the Servicer may, but will not be required to, advance and remit to the Indenture Trustee for deposit in the Collection Account, in such manner as will ensure that the Indenture Trustee will have immediately available funds on account thereof by 11:00 a.m. New York City time on the next succeeding Payment Date, an amount (a “Servicer Advance”) equal to any payment due under any Receivable during the prior Collection Period but unpaid during such Collection Period. In consideration of each Servicer Advance the Servicer will be entitled to retain any late payment fees recovered from the Obligor with respect to any Receivables payment covered by a Servicer Advance. In addition, the Servicer will be reimbursed for Servicer Advances from funds in the Collection Account in accordance with Section 5.03 of the Indenture.

Article VIII

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.01. Covenants, Representations and Warranties of the Servicer. The Servicer hereby makes the following representations, warranties and covenants to the Issuer, the Depositor, the Backup Servicer, the Agent and the Indenture Trustee and the Noteholders on which the Issuer and the Indenture Trustee rely in accepting the Receivables in trust and in connection with the performance by the Indenture Trustee and the Backup Servicer of their respective obligations hereunder; provided, that, notwithstanding the foregoing, no successor Servicer shall make the representations, warranties and covenants set forth in clause (a)(v) or (b)(x) below. The representations and warranties speak as of the execution and delivery of this Agreement and as of each Funding Date, but shall survive each sale of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a) The Servicer covenants that, except as expressly otherwise permitted pursuant to the terms of this Agreement:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein.

(ii) No Impairment. The Servicer shall do nothing to impair the rights of the Indenture Trustee or the Noteholders in the Receivables, the Dealer Agreements, the Insurance Policies or any other part of the Trust Estate.

(iii) Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable (except for the Lien of the Indenture Trustee and the restrictions on transferability imposed by this Agreement and the Indenture) or (B) file or authorize the filing of any UCC financing statements with respect to the Receivables in any jurisdiction that names the Issuer as a debtor and any Person other than the Indenture Trustee as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables.

(iv) Compliance with Law. The Servicer shall comply with all applicable laws in connection with performing its obligations hereunder.

(v) Restatement Date Certificates. The Servicer shall act in a manner that conforms with those representations and warranties contained in the Certificates executed by it and delivered to Dewey Ballantine LLP in connection with certain Opinions of Counsel with respect to certain bankruptcy law matters delivered on the Restatement Date.

(b) The Servicer represents and warrants as follows:

(i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement.

(ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the other Transaction Documents to which it is a party) requires or shall require such qualification.

(iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Transaction Documents to which the Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Transaction Documents to which the Servicer is a party have been duly authorized by the Servicer by all necessary corporate action.

(iv) Binding Obligation. This Agreement and the other Transaction Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery and performance by the Servicer of this Agreement, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, loan agreement, mortgage, deed of trust or other material instrument or agreement to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust or other material instrument or agreement or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties, or in any way materially adversely affect the interest of the Noteholders or the Indenture Trustee in any Receivable or any other asset included in the Trust Estate or adversely affect the Servicer’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(vi) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (D) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes or (E) that could have a material adverse effect on the Notes. To the Servicer’s knowledge, there are no proceedings or investigations pending or threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties relating to the Servicer which might adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.

(vii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(viii) Approvals. The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which violation materially and adversely affects the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Transaction Document or any Receivable, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business which failure to obtain will materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Transaction Document or any Receivable and (iii) is not in violation of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Transaction Document or any Receivable.

(ix) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

(x) Chief Executive Office; Jurisdiction of Organization. The chief executive office of the Servicer is located at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102 and its sole jurisdiction of organization is the State of Delaware. All books and records relating to the Receivables and the other assets included in the Trust Estate are located at 4001 Embarcadero, Suite 200, Arlington, Texas 76014.

(xi) Taxes. The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due, other than any taxes that are being contested in good faith and for which adequate reserves have been established.

(xii) No Injunctions. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Servicer or its obligations under, or the validity and enforceability of, this Agreement or any other Transaction Document to which it is a party.

(xiii) Practices. The practices used or to be used by the Servicer, to monitor collections with respect to the Receivables and repossess and dispose of the Financed Vehicles related to the Receivables will be, in all material respects, in conformity with the requirements of all applicable federal and State laws, rules and regulations, and this Agreement. The Servicer is in possession of all State and local licenses (including all debt collection licenses) required for it to perform its services hereunder, and none of such licenses has been suspended, revoked or terminated.

Section 8.02. Purchase of Receivables upon Breach of Representation and Warranty. (a) The Contributor, the Depositor, the Servicer, the Backup Servicer, the Issuer, the Agent or the Indenture Trustee, as the case may be, shall inform all such other Persons and other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Servicer’s covenants or representations and warranties pursuant to Section 8.01; provided, however, that the failure to give any such notice shall not derogate from any obligation of the Servicer hereunder to repurchase any Receivable; further, provided, that the Issuer, the Indenture Trustee, the Agent and the Backup Servicer shall have no duty to inquire or to investigate the breach of any of such covenants or representations and warranties. Unless the breach shall have been cured by the last day of the first full calendar month following the calendar month in which such discovery by or notice to the Servicer of the breach occurred, the Servicer shall have an obligation, and the Indenture Trustee shall (provided that a Responsible Officer either has actual knowledge or has received written notice thereof) make demand upon the Servicer, to repurchase as of the Business Day preceding the Determination Date relating to the respective Collection Period any Receivable materially and adversely affected by the breach. In consideration of the purchase of the Receivable, the Servicer shall remit the Repurchase Price in the manner specified in Section 3.03(a) of the Contribution Agreement and Section 3.03(a) of this Agreement. The sole remedy (except as set forth in Section 8.02(b)) of the Indenture Trustee and the Noteholders with respect to a breach of the Servicer’s covenants or representations and warranties pursuant to Section 8.01 shall be the right to require the Servicer to repurchase Receivables pursuant to this Section 8.02 and to offset the purchase price against amounts owed to the Servicer hereunder.

(b) In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Servicer, the Servicer shall indemnify the Contributor, the Depositor, the Indenture Trustee, the Backup Servicer, the Issuer, the Owner Trustee (as such and in its individual capacity), the Agent, the Custodian and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Section 8.01. Indemnification by the Servicer under this Section 8.02(b) shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively).

(c) Notwithstanding anything herein to the contrary, the Backup Servicer as successor Servicer shall have no duty to repurchase any Receivable pursuant to Section 8.02(a) or to make any indemnification provided for in Section 8.02(b) with respect to the covenant set forth in Section 8.01(a)(v) and the representation set forth in Section 8.01(b)(x).

Section 8.03. Representations of Backup Servicer. The Backup Servicer makes the following representations and warranties to the Issuer, the Servicer and the Agent, on which the Issuer relies in accepting the Receivables in trust, and the Servicer relies in connection with the performance of its obligations hereunder. The representations and warranties speak as of the execution and delivery of this Agreement and as of each Funding Date, but shall survive each sale of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a) The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of the United States, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

(b) The Backup Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Backup Servicer by all necessary corporate action.

(c) This Agreement shall constitute a legal, valid, and binding obligation of the Backup Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or by-laws of the Backup Servicer, or any material indenture, agreement, or other instrument to which the Backup Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Backup Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties.

(e) There are no proceedings or investigations pending or, to the Backup Servicer’s best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement.

Article IX

THE SERVICER AND BACKUP SERVICER

Section 9.01. Liability of Servicer; Indemnities. (a) The Servicer shall be liable hereunder only to the extent of the obligations in this Agreement and the other Transaction Documents to which it is a party specifically undertaken by the Servicer and the representations made by the Servicer.

(b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Depositor, the Indenture Trustee, the Backup Servicer, the Agent, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

(c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Depositor, the Indenture Trustee, the Backup Servicer, the Agent, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such parties through (i) the breach by the Servicer of its obligations under this Agreement or any other Transaction Document to which the Servicer is a party in its capacity as Servicer, or (ii) the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which the Servicer is a party in its capacity as Servicer.

(d) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Depositor, the Indenture Trustee, the Backup Servicer, the Agent and their respective officers, directors, agents and employees and the Noteholders from and against any taxes (other than income or capital gains taxes related to the sale of the Notes) that may at any time be asserted against the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), or the Issuer with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, franchise, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

(e) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee and the Backup Servicer and their respective officers, directors, employees and agents, from and against any and all costs, expenses, losses, claims, damages and liabilities (including attorneys fees and expenses), arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, under the Indenture and any related Transaction Documents; provided, however, that the Servicer shall not be liable to the Indenture Trustee or the Backup Servicer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee or the Backup Servicer, respectively.

(f) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, its officers, directors, employees and agents, from and against any and all costs, expenses, losses, claims, damages and liabilities (including attorneys fees and expenses), arising out of or incurred in connection with, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements which may at any time be imposed on, incurred by, or asserted against the Owner Trustee in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Owner Trustee.

(g) For purposes of this Section 9.01, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.02) as Servicer pursuant to Section 10.01, a non-extension of the servicing term referred to in Section 6.01(a) or a resignation by such Servicer pursuant to this Agreement, such Servicer shall remain the Servicer until a successor Servicer has accepted its appointment pursuant to Section 10.03. The provisions of this Section 9.01(g) shall in no way affect the survival pursuant to Section 9.01(h) of the indemnification by the Servicer provided by Sections 9.01(b), (c), (d), (e) and (f).

(h) Notwithstanding anything herein to the contrary, indemnification by the Servicer under Sections 9.01(d), (e) and (f) shall not apply to the Backup Servicer in its capacity as successor Servicer. Indemnification under this Article shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively) and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

(i) Notwithstanding any other provision of this Agreement, the obligations of the Servicer described in this Section shall not terminate or be deemed released upon the resignation or termination of the Servicer and shall survive any termination of this Agreement to the extent that such obligations arise from the Servicer’s actions hereunder while acting as Servicer.

Section 9.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer and Backup Servicer. (a) The Servicer shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Servicer’s business without the written consent of the Majority Holders. The Servicer shall not merge or consolidate with any other Person, convey or transfer substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer’s business unless, after the merger, consolidation, conveyance, transfer or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance or transfer substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption acceptable to the Majority Holders to perform every obligation of the Servicer under this Agreement and the other Transaction Documents to which it is a party and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement and the other Transaction Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Servicer shall provide written notice of any merger, consolidation or succession pursuant to this Section 9.02(a) to the Issuer, the Owner Trustee, the Depositor, the Noteholders, the Agent and the Indenture Trustee. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii), (iii) and (iv) above, (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), no Servicer Event of Default and no event which, after notice or lapse of time or both, would become a Servicer Event of Default, shall have occurred and be continuing, (x) the Servicer shall have delivered to the Indenture Trustee and the Agent an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.02(a) and that all conditions precedent, if any, provided for in this Agreement and the other Transaction Documents to which it is a party relating to such transaction have been complied with, and (y) the Servicer shall have delivered to the Agent and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed (or listing which such documents will need to be executed and filed) that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Opinion of Counsel required by this Section shall be an expense of the Servicer.

(b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Backup Servicer from any obligation hereunder. In the event that the resulting entity does not meet the eligibility requirements for the Indenture Trustee set forth in the Indenture, the Backup Servicer, upon the written request of the Majority Holders, shall resign from its obligations and duties under this Agreement.

Section 9.03. Limitation on Liability of Servicer, the Backup Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Contributor, the Depositor, the Indenture Trustee, the Backup Servicer, the Issuer, the Noteholders or the Agent, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement in the good faith business judgment of the Servicer; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of bad faith, willful misconduct in the performance of duties, or by reason of negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by the Agent, the Noteholders, the Indenture Trustee and the Backup Servicer respecting any matters arising under this Agreement and any such written advice of counsel shall be full and complete authorization for any action taken or omitted by the Servicer in reliance in good faith and in accordance with such advice.

(b) The Backup Servicer (i) shall not be liable for its actions or omissions hereunder except for its negligence or willful misconduct, (ii) shall not be responsible for any recitals, statements, representations, or warranties made herein, except those expressly made by it as Backup Servicer and (iii) may conclusively rely upon, and shall be fully protected in acting or refraining from acting in reliance upon, any document, certificate, instrument, opinion, certificate, report, notice, statement, consent, resolution, entitlement order, approval or conversation believed by it to be genuine and made by the proper person and upon opinions of counsel or other experts reasonably selected by it. The Backup Servicer shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Backup Servicer, unless it shall be proven that the Backup Servicer was negligent in ascertaining the pertinent facts with respect to such error of judgment.

(c) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity satisfactory to it against such risk or liability is not reasonably assured to it prior to the expenditure or risk of such funds or incurring of financial liability.

(d) The Backup Servicer shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

(e) The Backup Servicer may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f) To the extent that the Backup Servicer is required to be indemnified by the Depositor pursuant to Sections 5.09 hereof, such amounts shall be reimbursable from the Collection Account pursuant to Section 5.03(b) of the Indenture. To the extent that the Backup Servicer is required to be indemnified by the Servicer pursuant to 9.01 hereof and does not receive payment for the applicable indemnified amount from the Servicer, such amounts shall be reimbursable from the Collection Account pursuant to Section 5.03(b) of the Indenture.

Section 9.04. Delegation of Duties. The Servicer may delegate duties under this Agreement with the prior written consent of the Majority Holders. The Servicer may at any time perform the specific duty of repossession of Financed Vehicles through such sub-contractors who are in the business of servicing automotive receivables and may perform other specific duties through such sub-contractors; provided, however, that no such delegation or sub-contracting by the Servicer of its duties shall relieve the Servicer of its responsibility with respect to such duties.

Section 9.05. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 9.02, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements, the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Majority Holders do not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Majority Holders. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer acceptable to the Majority Holders that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until a Person acceptable to the Majority Holders that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within sixty (60) days after the Backup Servicer has given notice of its resignation as permitted by this Section 9.05, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any transition expenses, servicing fee or for any differential in the amount of the servicer fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Sale and Servicing Agreement and the transactions set forth or provided for herein or be liable for or be required to make any servicer advances, nor shall the Indenture Trustee be required to act as successor Servicer or perform any duties of the successor Servicer hereunder.

Section 9.06. Backup Servicer’s Reliance; Liability; Errors. (a) The Backup Servicer may reasonably rely on any records and documentation provided, produced or supplied by the Servicer. The Backup Servicer shall have no liability in connection with the malfeasance or nonfeasance of the Servicer or the inaccuracy of any data provided, produced or supplied by the Servicer. The Backup Servicer shall have no liability for any errors perpetuated by it in the performance of its duties hereunder or under the Transaction Documents as a result of a latent defect in any underlying records or data provided to it by the Servicer except for such latent defects that remain undiscovered or uncorrected as a result of the willful misconduct, bad faith or negligence of the Backup Servicer in the performance of its duties hereunder or under the Transaction Documents.

(b) The Backup Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to the Backup Servicer, including documents prepared or maintained by the Servicer, or any party providing services related to the Receivables (each, a “third party”). The Backup Servicer shall have no duty, responsibility, obligation or liability (collectively “liability”) for the acts or omissions of any third party. If any error, inaccuracy or omission (collectively “error”) exists in any information provided to the Backup Servicer and such error causes or materially contributes to the Backup Servicer making or continuing any error (a “continuing error”), the Backup Servicer shall have no liability for such continuing error; provided, however, that this provision shall not protect the Backup Servicer against any liability arising from its willful misconduct, bad faith or negligence in discovering or correcting or failing to discover or correct any error or in the performance of its duties contemplated herein.

(c) If the Backup Servicer becomes aware of any error or continuing error which in the opinion of the Backup Servicer impairs its ability to perform its services hereunder the Backup Servicer may undertake such data or records reconstruction as it deems appropriate to correct any such error or continuing error and to prevent future continuing error. To the extent it is not otherwise reimbursed under this Agreement, the Backup Servicer shall be entitled to recover its costs incurred in correcting any such error or continuing error from the Servicer; provided, however, that the Backup Servicer shall not be entitled to recover any such costs unless it shall have received the written consent of the Indenture Trustee prior to taking any such corrective action pertaining to the error.

Article X

SERVICER EVENTS OF DEFAULT

Section 10.01. Servicer Event of Default. For purposes of this Agreement, any of the following shall constitute a “Servicer Event of Default”:

(a) Any failure by the Servicer to deposit, or deliver to the Indenture Trustee for deposit, to the Local Bank Account, the Collection Account or the Spread Account any amount required to be so deposited or delivered therein or any proceeds or payment required to be so delivered under the terms of this Agreement (including deposits of the Repurchase Price pursuant to Section 7.01) that continues unremedied for a period of two

(2) Business Days after such deposit, delivery or payment is required to be made by the Servicer;

(b) Failure by the Servicer to deliver to the Indenture Trustee and the Agent the Monthly Servicer Report required by Section 6.06 within two (2) Business Days after the applicable Determination Date, or any statement required by Section 6.07 or any report required by Section 6.08 shall not have been delivered within five (5) days after the date such statement or report, as the case may be, is required to be delivered;

(c) Failure on the part of the Servicer (so long as the Backup Servicer is not acting as successor Servicer), or failure on the part of the Depositor or the Contributor, as the case may be, to repurchase a Receivable in accordance with Section 3.03(a), Section 6.15 or Section 8.02 hereof and, in the case of the Contributor pursuant to Section 3.03(a) of the Contribution Agreement, as the case may be, which failure shall continue unremedied for a period of two (2) Business Days after the same is required to be repurchased in accordance with such Sections;

(d) Failure on the part of the Servicer to observe its covenants and agreements set forth in Section 9.02 or, failure on the part of the Depositor to observe its covenants and agreements in Section 5.10;

(e) Failure on the part of the Servicer, or failure on the part of the Depositor or the Contributor duly to observe or perform any other covenants or agreements of the Servicer, the Contributor or the Depositor, as the case may be, set forth in this Agreement or any other Transaction Document which failure (i) materially and adversely affects the rights of the Noteholders, and (ii) continues unremedied for a period of twenty (20) days after (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Contributor or the Depositor, as the case may be, by the Indenture Trustee, the Issuer or the Backup Servicer or (B) discovery by a Responsible Officer of the Servicer;

(f) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Contributor or the Servicer (or, so long as the Contributor is obligated to perform as the Servicer, the Depositor or any other Affiliate of the Servicer, if the Servicer’s ability to service the Receivables is adversely affected thereby) in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or State, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Contributor, the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Contributor, the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or State bankruptcy, insolvency or similar law and such case is not dismissed within sixty (60) days;

(g) The commencement by the Contributor or the Servicer (or, so long as the Contributor is obligated to perform as the Servicer, the Depositor or any other Affiliate of the Servicer, if the Servicer’s ability to service the Receivables is adversely affected thereby) of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or State, bankruptcy, insolvency or similar law, or the consent by the Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) or of any substantial part of their respective property or the making by Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) of an assignment for the benefit of creditors or the failure by the Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) generally to pay its debts as such debts become due or the taking of corporate action by Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) in furtherance of any of the foregoing;

(h) Any representation, warranty or statement of the Servicer, and for so long as the Contributor is obligated to perform as the Servicer, the Depositor or the Contributor, made in this Agreement or with respect to the Contributor or the Depositor, made in the Contribution Agreement or, in each case, any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust Estate or any Noteholder and, within twenty (20) days after written notice thereof shall have been given to the Servicer, the Contributor or the Depositor (as the case may be) by the Indenture Trustee, the Issuer, the Backup Servicer or the Agent, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;

(i) Failure on the part of the Servicer to be legally qualified to service the Receivables;

(j) Any material change made by the Servicer to its Collection Policy with respect to the Receivables without prior notice to the Agent;

(k) The occurrence of a Termination Event or Event of Default which has not been waived by the Majority Holders;

(l) The Agent shall have delivered a Servicer Termination Notice pursuant to Section 6.01(a) or for any reason, AmeriCredit ceases to act as Servicer hereunder;

(m) The Tangible Net Worth of AmeriCredit Corp. shall be less than the sum of (a) $1,900,000,000 plus (b) 75% of the cumulative positive net income (without deduction for negative net income) of AmeriCredit Corp. for each fiscal quarter having been completed since March 31, 2005, as reported in each annual report on Form 10-K and periodic report on Form 10-Q filed by AmeriCredit Corp. with the Securities and

Exchange Commission plus (c) 75% of the net proceeds of any equity issued by AmeriCredit Corp. since June 30, 2005 (excluding any equity issued pursuant to equity incentive plans for employees and board members) minus (d) the lesser of (i) $400,000,000 and (ii) the purchase price of all common stock of AmeriCredit Corp. repurchased after March 31, 2005;

(n) The ratio, expressed as a percentage, of the Adjusted Equity of AmeriCredit Corp. to the Managed Assets of AmeriCredit Corp shall be less than 8.0% as of any fiscal quarter end;

(o) The average of the ratios of AmeriCredit Corp.’s EBITDA to Interest Expense for any two consecutive fiscal quarters shall be less than 1.2x;

(p) The occurrence of a “Servicer Event of Default” under and as defined in any sale and servicing agreement, pooling and servicing agreement or any similar agreement (a “Similar Servicing Agreement”) with respect to which the Contributor or any of its Affiliates is designated as servicer, subservicer, master servicer or any similar capacity (irrespective of whether it is then acting in such capacity) unless such “Servicer Event of Default” has been permanently waived and (i) none of the Contributor or any of its applicable Affiliates has been terminated as servicer, subservicer, master servicer or other similar capacity under such Similar Servicing Agreement as a result of such Servicer Event of Default and (ii) the Contributor or any applicable Affiliate of the Contributor that acts as servicer, subservicer, master servicer or any similar capacity under such Similar Servicing Agreement retains its right (if any) thereunder to access each collections of receivables thereunder without the prior written consent of third parties, unless such rights are terminated by the Servicer independent of such Servicer Event of Default; or

(q) Any repurchase of common stock for cash by AmeriCredit Corp. results in AmeriCredit Corp. and it subsidiaries, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles as in effect at the time of determination, consistently applied, having less than $200,000,000 of Liquidity on such date of such common stock repurchase for cash. For purposes of the foregoing sentence, if AmeriCredit Corp. shall deposit funds with a bank for the purpose of making repurchases of its common stock over a period of time, the date of repurchase with respect to the repurchases of all such common stock shall be deemed to be the date such funds are deposited with such bank and the cash so deposited shall not be considered unrestricted cash for the purposes of determining Liquidity with respect to this clause (r).

Section 10.02. Consequences of a Servicer Event of Default. If a Servicer Event of Default shall occur and be continuing, the Indenture Trustee shall, at the written direction of the Majority Holders or the Agent, by notice given in writing to the Servicer and Backup Servicer, terminate all of the rights and obligations of the Servicer under this Agreement; provided, however, that the Backup Servicer, acting as successor Servicer, may not be terminated pursuant to this Section 10.02 for a Servicer Event of Default set forth in Section 10.01(c), (d), (k), (l), (m), (n), (o) or (p); provided, further, however, that the Backup Servicer, acting as successor Servicer, may be terminated pursuant to clause (p) above if it is also the servicer under the agreements referenced therein with respect to which AmeriCredit is the contributor. On or after the receipt by the Servicer of such written notice (unless otherwise directed by the Majority Holders or the Agent and subject to Section 10.03(a)), unless otherwise excluded or modified herein all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes or the Trust Estate or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer; provided, however, that the Backup Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Backup Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer; and provided further, that the Backup Servicer shall have no obligation to assume the responsibilities of Servicer with fewer than 30 days prior written notice. The Backup Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the rest of the Trust Estate and related documents or otherwise. The prior Servicer agrees, if so directed by the Majority Holders or by the Agent, to continue to act as Servicer until the successor Servicer assumes the responsibilities of Servicer, and agrees to cooperate with the Backup Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the execution of one or more specific powers of attorney pursuant to Section 10.03(g) at the request of the successor Servicer and the transfer to the Backup Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the Backup Servicer or the Custodian, as applicable, of all Custodian Files and Collection Records and a computer tape in readable form containing all information necessary to enable the Backup Servicer or another successor Servicer to service the Receivables and the rest of the Trust Estate. The Servicer agrees that the Indenture Trustee and the Backup Servicer shall eliminate the Servicer’s access to all Post Office Boxes in accordance with certain instructions to be executed by the Servicer giving the Indenture Trustee and Backup Servicer access to the Post Office Boxes, provided that the Indenture Trustee shall not be liable for any access gained by the Servicer to the Post Office Boxes after the Indenture Trustee has used its best efforts to prohibit such access. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Custodian Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 10.02 shall be paid by the prior Servicer upon presentation of reasonable documentation of such costs and expenses. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer. The prior Servicer shall grant the Depositor, the Indenture Trustee, the Backup Servicer and the Agent reasonable access to the prior Servicer’s premises, computer files, personnel, records and equipment at the prior Servicer’s expense. If requested by the Majority Holders, the Backup Servicer or any other successor Servicer shall terminate any arrangements relating to the Local Bank Account with the Local Bank or the Post Office Boxes, and direct the Obligors to make all payments under the Receivables directly to the successor Servicer at the prior Servicer’s expense (in which event the successor Servicer shall process such payments directly or through a lock-box account established in accordance with the instructions of the

Agent or the Majority Holders). The Indenture Trustee shall send copies of all notices given pursuant to this Section 10.02 to the Noteholders and the Agent. The Indenture Trustee and the Backup Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer. When the Trustee or the Backup Servicer incurs expenses after the occurrence of a Servicer Event of Default specified in Section 10.01, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.

Section 10.03. Appointment of Successor. (a) Upon the Servicer’s receipt of a notice of termination pursuant to Section 10.02, or upon the resignation of the Servicer pursuant to Section 9.05, unless the Majority Holders direct otherwise, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; provided, however that the Backup Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. The Indenture Trustee and such successor shall take such action reasonably requested by the parties hereto, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Notwithstanding the above, if the Backup Servicer shall be legally unable to act as Servicer, the Indenture Trustee, at the written direction of the Majority Holders, shall appoint any Eligible Servicer as the successor to the Servicer. Pending such appointment, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.05, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.02, or the resignation of the Servicer pursuant to Section 9.05.

(c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder.

(d) Any successor Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to such successor Servicer in connection with succession to Servicer duties, including documents prepared or maintained by the Contributor, the Depositor or the prior Servicer, or any party providing services related to the Receivables (each, a “Third Party”). The Contributor, in its capacity as Servicer, shall indemnify and hold harmless the successor Servicer and its officers, directors, employees and agents, the Issuer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), the Noteholders and the Agent against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the successor Servicer, the Issuer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), the Noteholders and the Agent may sustain in any way (i) solely related to the negligence or misconduct of the Servicer or any such Third Party based upon any matter related to or arising out of this Agreement except for any claims, losses, penalties, fines, forfeitures, legal fees, and related costs and judgments arising from such successor Servicer’s own negligence or willful misconduct; or (ii) solely related to the conduct of such successor Servicer undertaken at the direction of any party hereto or which result from the transfer of servicing to the successor Servicer. The successor Servicer shall have no duty, responsibility, obligation or liability (collectively “liability”) for the acts or omissions of any Third Party. If any error, inaccuracy or omission (collectively “error”) exists in any information provided to a successor Servicer and such error causes or materially contributes to such successor Servicer making or continuing any error (a “continuing error”), such successor Servicer shall have no liability for such continuing error; provided, however, that this provision shall not protect such successor Servicer against any liability arising from its willful misconduct, bad faith or gross negligence in discovering or correcting or failing to discover or correct any error or in the performance of its duties contemplated herein.

(e) Notwithstanding any other provision of the Agreement to the contrary, any successor Servicer shall not inherit any of the indemnification obligations of any prior servicer including the original servicer.

(f) Any successor Servicer shall have (1) no obligation to perform any repurchase or advancing obligations, if any, of the prior Servicer, (2) no obligation to pay any taxes required to be paid by the prior Servicer, (3) no obligation to pay any of the fees and expenses of any other party in this transaction and (4) no obligation to pay any fees, expenses or indemnities under Sections 8.02(b) or Section 9.01(d), (e) or (f).

(g) In order to permit the successor Servicer to more effectively perform its duties and obligations under Section 6.04(b) of this Agreement, the Servicer hereby makes, constitutes and appoints the successor Servicer, acting by or through any one or more of its officers or employees, as the true and lawful attorney-in-fact for the Servicer and in the name place and stead of the Servicer, and for the use and benefit of the Servicer, to take any actions necessary to fulfill the successor Servicer’s obligations under Section 6.04(b), including without limitation, the preparation, execution and/or delivery to the relevant governmental authorities of any filings, notations of release or discharge, termination statements, Certificates of Title, affidavits, releases, satisfactions of lien, certificates and other documents, instruments or showings as may be required to cause the Certificate of Title relating to such Financed Vehicles to be issued to reflect the security interest of the Indenture Trustee in such Financed Vehicles.

Section 10.04. Notification. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register, and to the Agent.

Section 10.05. Waiver of Past Defaults. The Supermajority Holders may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except an event resulting from the failure to make any required deposits to, or payments from, the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Article XI

ADMINISTRATION OF TRUST DUTIES

Section 11.01. Administrative Duties.

(a) Administrative Duties with Respect to the Transaction Documents. The Contributor shall perform all its duties and, unless otherwise specified, the administrative duties of the Issuer under the Transaction Documents. In addition, the Contributor shall consult with the Owner Trustee, the Indenture Trustee and the Agent, as the Contributor deems appropriate regarding the duties of the Issuer under the Transaction Documents. The Contributor shall monitor the performance of the Issuer and shall advise the Owner Trustee, the Indenture Trustee and the Agent, when action is necessary to comply with the Issuer’s duties under the Transaction Documents.

(b) Duties with Respect to the Issuer. (i) In addition to the duties of the Servicer set forth in this Agreement or any of the other Transaction Documents, the Contributor shall perform such calculations and shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to this Agreement or any of the other Transaction Documents or under State or federal tax or securities laws and shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents, including, without limitation, pursuant to Section 5.1 (with respect to the preparation and filing of tax returns) of the Issuer Trust Agreement.

(ii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Contributor may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transaction or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Contributor’s good faith business judgment, no less favorable to the Issuer in any material respect.

(c) Records. The Contributor shall maintain appropriate books of account and records relating to its duties performed under Section 11.01(a) and (b) hereof, which books of account and records shall be accessible for inspection by the Owner Trustee, the Indenture Trustee and the Agent at any time during normal business hours following reasonable notice to the Contributor.

Article XII

TERMINATION OF AGREEMENT

Section 12.01. Term. This Sale and Servicing Agreement shall remain in effect until termination of the Indenture in accordance with its terms.

Section 12.02. Effect of Termination. Upon termination of this Sale and Servicing Agreement in accordance with its terms, the Servicer shall, at the direction of the Issuer, promptly return all files and any related files and correspondence in its possession as are related to the management of the Receivables and the services provided hereunder. Any successor Servicer shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing its duties pursuant to this Section 12.02.

Article XIII

MISCELLANEOUS PROVISIONS

Section 13.01. Amendment. This Agreement may only be amended by mutual written consent of the parties hereto and with the prior written consent of the Majority Holders; provided, however, that, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on the Receivables or payments that shall be required to be made on any Note without the consent of each Noteholder affected thereby, or (b) reduce the percentage of Noteholders, if any, required to consent to any such amendment, without the consent of the Holder of all Notes then outstanding or eliminate the right of the Noteholders to consent to any change described in clause (a) affecting the Noteholders without the consent of the Noteholders; provided, further, that no such amendment shall amend or modify any provision of Section 3.02(a) hereof without the consent of the Supermajority Holders. No amendment made to the Transaction Documents to which the Servicer has duties thereunder without the Servicer’s written consent, shall be effective as to the Servicer, to the extent such amendment is disadvantageous in any respect to the Servicer.

Section 13.02. Waivers. The provisions of this Agreement may only be waived by written consent of the Majority Holders and the Issuer, the Depositor, the Contributor and/or the Servicer, if any such party is adversely affected thereby. The failure of any party hereto at any time to require performance by any other party hereto of any provision of this Agreement shall in no way affect that party’s right to enforce such provision, nor shall the waiver by any party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.

Section 13.03. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

To the Servicer:	AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900,
Fort Worth, Texas 76102
	Attention: Phone: Fax:	Chief Financial Officer (817) 302-7082 (817) 302-7915

To the Backup Servicer:	JPMorgan Chase Bank, National Association 600 Travis St., 9th Floor Houston, TX 77002 Attention: Structured Finance – Bay View 2005
	Phone: Fax:	(713) 216-3682 (713) 216-4880

To the Agent:	JPMorgan Chase Bank, National Association

Asset Backed Finance Suite IL1-0594 Chase Tower 10 South Dearborn Street Chicago, Illinois 60670-0079 Fax: (312) 732-1844

BMO Capital Markets Corp. 115 S. LaSalle St., Floor 13W Chicago, IL 60603 Attn: Conduit Administration Phone: 312-461-5640 Fax: 312-461-3189 Email: fundingdesk@bmo.com

To the Initial Purchasers:

Falcon Asset Securitization Company LLC

Asset Backed Finance

Suite IL1-0079

Chase Tower

10 South Dearborn Street

Chicago, Illinois 60670-0079

Fax: (312) 732-3600

Fairway Finance Company, LLC

Address: c/o Lord Securities Corporation

48 Wall Street, 27th Floor

New York, New York 10005

Attn: Orlando Figueroa

Phone: (212) 346-9007

Fax: (212) 346-9012

Email: of@lordspv.com

Copy to:

BMO Capital Markets Corp.

115 S. LaSalle St., Floor 13W

Chicago, IL 60603

Attn: Conduit Administration

Phone: 312-461-5640

Fax: 312-461-3189

Email: fundingdesk@bmo.com

To the Indenture Trustee	JPMorgan Chase Bank, National Association
600 Travis St., 9th Floor Houston, Texas 77002 Attn: Structured Finance – Bay View 2005
	Phone: Fax:	(713) 216-3682 (713) 216-4880

To the Issuer:	Bay View 2005 Warehouse Trust
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
	Phone:	(302) 636-6119
	Fax:	(302) 636-4148

With a copy to:

AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
Attention: Chief Financial Officer
	Phone: Fax:	(817) 302-7082 (817) 302-7915

To the Depositor:	Bay View Warehouse Corporation
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102
Attention: Chief Financial Officer
	Phone: Fax:	(817) 302-7082 (817) 302-7915

With a copy to:

AmeriCredit Financial Services, Inc.
801 Cherry Street, Suite 3900,
Fort Worth, Texas 76102
Attention: Chief Financial Officer
	Phone: Fax:	(817) 302-7082 (817) 302-7915

Notices to each of the Noteholders shall be sent to the address specified for such Person in the Indenture or the Note Purchase Agreement. Such notice, request, consent or other communication shall be deemed given when so delivered.

Section 13.04. Severability of Provisions. If one or more of the provisions of this Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Agreement prohibited or unenforceable.

Section 13.05. Rights Cumulative. All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

Section 13.06. No Offset. Prior to the termination of this Agreement, the obligations of the Depositor and the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which such Person may have against the Issuer, the Contributor, the Depositor, the Servicer, any Noteholder, the Agent or the Indenture Trustee, whether in respect of this Agreement, any Receivable or otherwise.

Section 13.07. Powers of Attorney. The Issuer shall, from time to time, provide to the employees of the Servicer, the Backup Servicer and the Indenture Trustee limited, revocable powers of attorney or other such written authorizations as may be appropriate to enable the Servicer, the Backup Servicer and the Indenture Trustee to perform its respective obligations under this Agreement and the Indenture; provided, however, that the Issuer shall not be required to provide such powers with respect to any matter for which the Issuer does not have authority to perform itself.

Section 13.08. Assignment and Binding Effect. Except with respect to the grant of this Agreement by the Issuer to the Indenture Trustee under the Indenture and as expressly provided herein, this Agreement may be assigned only with the written consent of the parties hereto and the Majority Holders; however, in the event of an assignment, all provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 13.09. Captions. The article, paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.

Section 13.10. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.

Section 13.11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts including by facsimile or other electronic means, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 13.12. Governing Law. This Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws of the State of New York (including New York General Obligations Law Sections 5-1401 and 5-1402 but otherwise without regard to the conflict of laws principles thereof).

Section 13.13. Consent to Jurisdiction. (a) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE RELATED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

(b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

(c) Each of the Issuer, the Contributor, the Servicer, and the Depositor agrees that until such time as the Notes have been paid in full, each of the Issuer, the Contributor, the Servicer, and the Depositor shall have appointed, with prior written notice to the Agent, an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date of this Agreement is Registered Agent Solutions located at 1773 Western Avenue, Albany, NY 12203). Each of the Issuer, the Contributor, the Servicer, and the Depositor agrees that service of such process upon such Person shall constitute personal service of such process upon it.

Section 13.14. Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

Section 13.15. Parties. Except as set forth in Section 13.18 hereof, this Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein.

Section 13.16. Relationship of the Parties. The relationship of the parties to this Agreement is that of independent contractors. Neither this Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship among the Servicer and the Issuer.

Section 13.17. No Bankruptcy Petition Against the Issuer or the Depositor. The parties hereto agree that, prior to the date that is one year and one day after the payment in full of all Outstanding Notes, none of them will institute against the Issuer, the Depositor or any Noteholder or join any other Person in instituting against the Issuer, the Depositor or any Noteholder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any State of the United States. This Section 13.17 shall survive the termination of this Agreement.

Section 13.18. Third Party Beneficiaries. This Agreement shall inure to the benefit of the Agent and the Indenture Trustee on behalf of the Noteholders, the Agent and the Financial Institutions and their respective successors and assigns. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which expressly confer rights upon the Issuer, any Noteholder, the Agent or the Indenture Trustee shall be for the benefit of and run directly to such Noteholder, the Agent and the Indenture Trustee, and such Noteholder, the Agent and the Indenture Trustee shall be entitled to rely on and enforce such covenants to the same extent as if it or they were a party hereto. Except as expressly stated otherwise herein or in the other Transaction Documents, any right of the Agent or the Majority Holders to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Agent or the Majority Holders in its or their sole and absolute discretion.

Section 13.19. Reports to Holders. Any report, notice or financial statement delivered pursuant to this Agreement by the Servicer to the Noteholders shall be provided by such Persons to each Noteholder at the address last provided to the Servicer by the Indenture Trustee or such Noteholder.

Section 13.20. Obligations of Depositor. The obligations of the Depositor under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

Section 13.21. Subsequent Pledge. The Depositor acknowledges that (i) the Issuer will grant the Receivables and related Deposited Assets along with the Issuer’s rights and benefits under this Agreement to the Indenture Trustee pursuant to the terms of the Indenture and (ii) the terms and provisions hereof are intended to benefit the Noteholders. The Depositor hereby consents to such grant. The parties hereto hereby acknowledge that the representations and warranties contained in this Agreement and the rights of the Issuer under this Agreement are intended to benefit the Indenture Trustee on behalf of the Noteholders, the Agent and the Financial Institutions. The Depositor acknowledges that the Indenture Trustee on behalf of the Noteholders, the Agent and the Financial Institutions, as assignees of the Issuer’s rights hereunder may directly enforce, without making any prior demand on the Issuer, all the rights of the Issuer hereunder, including, without limitation, the rights under Section 3.03(a) hereof.

Section 13.22. Protection of Title to Trust. (a) Neither the Issuer, the Contributor nor the Depositor shall change its name, identity, jurisdiction of organization or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Issuer, the Depositor or the Contributor in accordance with paragraph (a) above seriously misleading within the meaning of §9-506 of the UCC, unless it shall have given the Indenture Trustee, the Noteholders and the Agent at least sixty (60) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables and the other items of the Trust Estate, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Neither the Issuer, the Contributor nor the Depositor shall become or seek to become organized under the laws of more than one jurisdiction.

(b) Each of the Issuer, the Depositor and the Contributor shall give the Indenture Trustee and the Agent at least sixty (60) days’ prior written notice of any relocation of its principal executive office or State of incorporation and shall promptly file any amendment of any previously filed financing or continuation statement or any new financing statement necessary or desirable to continue the perfection of the Depositor’s, the Issuer’s or the Indenture Trustee’s interests in the Receivables and the rest of the Trust Estate and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the other items of the Trust Estate, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall at all times maintain each office from which it shall service Receivables, its principal executive office and its jurisdiction of incorporation, within the United States of America.

(c) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(d) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables and Deposited Assets to the Issuer, the Servicer’s master computer records (including any back-up archives) that refer to a Receivable and Deposited Assets shall indicate clearly (including by means of tagging the Issuer) the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer. Indication of the Issuer’s ownership of a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

(e) If at any time the Contributor or the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly (including by means of tagging) that such Receivable has been sold and is owned by the Issuer.

(f) The Servicer shall permit the Indenture Trustee, the Agent and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer’s records regarding any Receivable. If the Backup Servicer is acting as successor Servicer, the Indenture Trustee and the Agent shall give reasonable notice of any such audit or inspection and such inspection shall be conducted in a manner that does not cause undue disruption or interference with the Backup Servicer’s business.

(g) Upon request, the Servicer shall furnish to the Indenture Trustee and the Agent, within two (2) Business Days, a list of all Receivables (by account number and name of Obligor) then held as part of the Trust Estate, together with a reconciliation of such list to the schedule of Receivables attached to each Depositor Assignment as Schedule I and to each of the Monthly Servicer Reports furnished before such request indicating removal of Receivables from the Trust Estate.

(h) The Servicer shall deliver to the Indenture Trustee and the Agent:

(1) upon the execution and delivery of this Agreement, each Depositor Assignment and each amendment to any such document, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements (and releases of financing statements) and continuation statements have been executed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the rest of the Trust Estate, and reciting the details of the expected filings thereof or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2) within ninety (90) days after the beginning of each calendar year beginning with calendar year 2006, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the rest of the Trust Estate, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Such Opinion of Counsel shall also describe the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Indenture Trustee in the Receivables, until March 31 in the following calendar year.

(i) If the Backup Servicer is acting as the successor Servicer, it shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing its duties pursuant to this Section.

Section 13.23. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer under the Issuer Trust Agreement, and in no event shall Wilmington Trust Company or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder (or under any other Transaction Document), as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other Transaction Document, the Owner Trustee and Wilmington Trust Company shall be entitled to the benefits of the Issuer Trust Agreement.

Section 13.24. Integration. This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

Section 13.25. Limitation on Recourse. Notwithstanding any provision herein to the contrary, the obligations of the Depositor and the Issuer shall not be a general obligation of, or construed as permitting recourse to, such entity; it being understood that the sole recourse of any party with respect to the payment obligations of the Depositor or the Issuer shall be the Monthly Available Funds and such obligations shall be paid in accordance with the priority of payments set forth in Section 5.03(b) of the Indenture.

Section 13.26. Amendment and Restatement. This Agreement amends and restates in its entirety the Prior Agreement and shall not constitute a novation thereof. All references to the “Sale and Servicing Agreement” in the Transaction Documents shall mean and be a reference to this Agreement.

IN WITNESS WHEREOF, the Issuer, the Depositor, the Indenture Trustee and the Servicer and the Backup Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

BAY VIEW 2005 WAREHOUSE TRUST, as Issuer

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

Signature Page to

Second Amended and Restated Sale and Servicing Agreement

BAY VIEW WAREHOUSE CORPORATION, as Depositor

By:
Name:
Title:

Signature Page to

Second Amended and Restated Sale and Servicing Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Signature Page to

Second Amended and Restated Sale and Servicing Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:
Name:
Title:

Signature Page to

Second Amended and Restated Sale and Servicing Agreement

AMERICREDIT FINANCIAL SERVICES, INC., as Servicer and as Contributor

By:
Name:
Title:

Signature Page to

Second Amended and Restated Sale and Servicing Agreement

ACKNOWLEDGED AND CONSENTED TO:

FALCON ASSET SECURITIZATION COMPANY LLC (formerly Falcon Asset Securitization Corporation), as a Noteholder

By:	JPMorgan Chase Bank, National Association, its attorney-in-fact

By
Name:
Title:

Signature Page to

Second Amended and Restated Sale and Servicing Agreement

ACKNOWLEDGED AND CONSENTED TO:

FAIRWAY FINANCE COMPANY, LLC, as a Noteholder

By
Name:
Title:

Signature Page to

Second Amended and Restated Sale and Servicing Agreement

SCHEDULE I

[RESERVED]

SCHEDULE II

[RESERVED]

SCHEDULE III

SCHEDULE OF REPRESENTATIONS

[To come]

EXHIBIT A

FORM OF ASSIGNMENT

This Assignment and Assumption Agreement (“Assignment”) is made as of                     , 200   (the “Deposit Date”), by and between Bay View Warehouse Corporation, a Delaware corporation (“Assignor”), and Bay View 2005 Warehouse Trust, a Delaware statutory trust (“Assignee”), with reference to the following facts:

RECITALS:

A. In connection with the deposit of certain receivables and related assets of Assignor in conjunction with the issuance on the Initial Closing Date of variable funding notes (the “Notes”) by the Assignee, Assignee and the Assignor have executed the Second Amended and Restated Sale and Servicing Agreement dated as of September 7, 2006 (as amended, restated, supplemented or otherwise modified, the “Sale and Servicing Agreement”).

B. In connection with the Sale and Servicing Agreement, the Assignor desires to assign and transfer to Assignee all of Assignor’s right, title and interest in and to each of the Receivables listed in Schedule I hereto and the related Deposited Assets (the “Assets”).

C. Assignee desires to accept the Assignment and transfer of the Assets on the Deposit Date.

D. Terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement.

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignor and Assignee hereby agree as follows:

1. Assignment. The Assignor hereby assigns, conveys, grants and transfers, without recourse except as provided in the Sale and Servicing Agreement, to Assignee (and the successors and assigns of Assignee) the following property:

1.1. The Assignor’s right, title and interest in and to the Receivables described and listed on Schedule I hereto and related Financed Vehicles and Deposited Assets.

1.2. All of Assignor’s right, title and interest in and to the Financed Vehicles.

1.3. All of Assignor’s rights, title and interest in the other Deposited Assets relating to each such Receivable.

2. Further Assurances. The Assignor and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment, including, without limitation, those set forth in Section 5.01 of the Sale and Servicing Agreement.

3. Distinct Entities. The Assignor and Assignee hereby acknowledge that for all purposes the Assignor and Assignee are each separate and distinct legal entities. Accordingly, the Assignor shall not be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of the Assignor.

4. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York including Sections 5-1401 and 5-1402 of the New York General Obligations Law but otherwise without regard to the conflicts of law principles thereof.

5. Authority. The Assignor and Assignee each hereby represent respectively that they have full power and authority to enter into this Assignment.

6. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

7. Successors and Assigns. The Assignor and Assignee each agree that this Assignment will be binding and will inure to the benefit of the Assignor and its successors and assigns and the Assignee and its successors and assigns.

8. Third Party Beneficiaries. This Assignment shall inure to the benefit of the Indenture Trustee on behalf of the Noteholders and their respective successors and assigns.

IN WITNESS WHEREOF, this Assignment has been executed as of the date first above written.

BAY VIEW WAREHOUSE CORPORATION,
Assignor

By:
Name:
Title:

BAY VIEW 2005 WAREHOUSE TRUST, Assignee

By:	AmeriCredit Financial Services, Inc., as its attorney-in-fact

By:
Name:
Title:

EXHIBIT B

[RESERVED.]

EXHIBIT C

[RESERVED]

EXHIBIT D

MONTHLY SERVICER REPORT

EXHIBIT E

[RESERVED]

EXHIBIT F

FORM OF AGREED UPON PROCEDURES LETTER

EXHIBIT G

POST OFFICE BOXES AND LOCAL BANK ACCOUNT

Post Office Boxes:

AmeriCredit Financial Services, Inc.

P.O. Box 78143

Phoenix, AZ 85062-8143

Local Bank Account:

JPMorgan Chase Bank, National Association

Account Number 000000662632900